                                                                    EXHIBIT 4.17

================================================================================



                              ACQUISITION AGREEMENT



                                      AMONG

                             TULSA INDUSTRIES, INC.,

                            SPECIALTY HOLDINGS, INC.,

                               WEUS HOLDING, INC.

                                       AND

                         WEATHERFORD INTERNATIONAL, INC.



                                  MAY 11, 2001



================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I ACQUISITION.............................................................................................1

   1.1      Acquisition of Interests..............................................................................1
   1.2      Closing...............................................................................................1
   1.3      Consideration.........................................................................................1
   1.4      Escrowed Shares.......................................................................................2
   1.5      Repayment Debt........................................................................................3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TULSA AND HOLDINGS...................................................3

   2.1      Organizational Matters................................................................................3
   2.2      Validity of Agreement and Conflict with Other Instruments.............................................4
   2.3      Approvals, Licenses and Authorizations................................................................5
   2.4      Title to and Condition of Properties..................................................................5
   2.5      Contracts and Commitments.............................................................................7
   2.6      Financial Statements..................................................................................7
   2.7      No Litigation.........................................................................................8
   2.8      No Adverse Changes or Events..........................................................................8
   2.9      Environmental Matters.................................................................................9
   2.10     Warranties and Product Liability.....................................................................10
   2.11     Employee Matters.....................................................................................11
   2.12     Taxes and Governmental Returns and Reports...........................................................14
   2.13     Finder's Fees........................................................................................15
   2.14     Insurance............................................................................................15
   2.15     Securities Law Matters...............................................................................16
   2.16     Term C Noteholder....................................................................................17

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND WEATHERFORD.......................................17

   3.1      Corporate Matters....................................................................................17
   3.2      Approvals, Licenses and Authorizations...............................................................18
   3.3      Finder's Fees........................................................................................18
   3.4      No Litigation........................................................................................18
   3.5      Authorization for the Weatherford Shares.............................................................18
   3.6      SEC Documents........................................................................................19
   3.7      Tax Matters..........................................................................................19

ARTICLE IV REGISTRATION RIGHTS...................................................................................20

   4.1      Registration Rights..................................................................................20
   4.2      Procedure............................................................................................21
   4.3      Indemnification and Contribution.....................................................................22
   4.4      Termination..........................................................................................24

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................24

   5.1      Access to Information................................................................................24

   5.2      Conduct of the Business..............................................................................25
   5.3      Negotiation with Others..............................................................................27
   5.4      Information..........................................................................................28
   5.5      Delivery of Documents................................................................................28
   5.6      Further Assurances...................................................................................28
   5.7      Nondisclosure of Proprietary Information.............................................................28
   5.8      Covenant Not to Compete With the Business............................................................29
   5.9      Use of Name..........................................................................................30
   5.10     Release..............................................................................................30
   5.11     Continuation of Business by the Acquiror.............................................................31
   5.12     Payment of Obligations...............................................................................31
   5.13     Employee Matters.....................................................................................31
   5.14     Tax Returns..........................................................................................31
   5.15     Environmental Matters................................................................................32
   5.16     Tax Reporting........................................................................................33
   5.17     Shareholder Representative...........................................................................33

ARTICLE VI ACQUIROR'S AND WEATHERFORD'S CONDITIONS...............................................................33

   6.1      Representations, Warranties and Covenants............................................................33
   6.2      Good Standing........................................................................................33
   6.3      Certificates and Instruments of Transfer.............................................................33
   6.4      No Litigation........................................................................................34
   6.5      No Material Adverse Event............................................................................34
   6.6      Consents of Third Persons............................................................................34
   6.7      Legal Opinion........................................................................................34
   6.8      Obligations..........................................................................................34
   6.9      Liabilities..........................................................................................34
   6.10     Stock Exchange Approval..............................................................................34
   6.11     Approvals for Issuance of Weatherford Shares.........................................................34
   6.12     Resolutions..........................................................................................35
   6.13     Release of Obligations and Liens.....................................................................35
   6.14     Appointment of Purchaser Representative..............................................................35
   6.15     Tulsa Shareholder and Term C Noteholder Agreements...................................................35

ARTICLE VII TULSA'S AND HOLDINGS' CONDITIONS.....................................................................35

   7.1      Representations, Warranties and Covenants............................................................35
   7.2      Payment of Consideration.............................................................................36
   7.3      No Litigation........................................................................................36
   7.4      Legal Opinion........................................................................................36
   7.5      Resolutions..........................................................................................36
   7.6      Consents of Third Persons............................................................................36
   7.7      Repayment of Indebtedness............................................................................36
   7.8      Stock Exchange Approval..............................................................................36
   7.9      Tulsa Shareholder and Term C Noteholder Agreements...................................................37

ARTICLE VIII INDEMNIFICATION.....................................................................................37

   8.1      Indemnification by Tulsa and Holdings................................................................37

   8.2        Indemnification by the Acquiror and Weatherford....................................................38
   8.3        Procedure..........................................................................................38
   8.4        Payment............................................................................................39
   8.5        Failure to Pay Indemnification.....................................................................39
   8.6        Express Negligence.................................................................................39
   8.7        Indemnification Limitations........................................................................39

ARTICLE IX NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS............40

ARTICLE X TERMINATION............................................................................................40

   10.1       Termination........................................................................................40
   10.2       Liability Upon Termination.........................................................................41
   10.3       Notice of Termination..............................................................................41

ARTICLE XI DEFINITIONS OF CERTAIN TERMS..........................................................................41

   11.1       "Acquiror".........................................................................................41
   11.2       "Acquiror Losses"..................................................................................41
   11.3       "Affiliate"........................................................................................41
   11.4       "Agreement"........................................................................................41
   11.5       "Average Closing Price"............................................................................41
   11.6       "Business Day".....................................................................................42
   11.7       "Capital Leases"...................................................................................42
   11.8       "Certificate of Formation".........................................................................42
   11.9       "Closing"..........................................................................................42
   11.10      "Closing Date".....................................................................................42
   11.11      "Code".............................................................................................42
   11.12      "Common Stock".....................................................................................42
   11.13      "Company Benefit Plan".............................................................................42
   11.14      "Damages"..........................................................................................42
   11.15      "Debt Obligations".................................................................................43
   11.16      "Disclosure Schedule"..............................................................................43
   11.17      "Documents and Other Papers".......................................................................43
   11.18      "Environmental Laws"...............................................................................43
   11.19      "Environmental Permit".............................................................................43
   11.20      "ERISA"............................................................................................43
   11.21      "ERISA Affiliate"..................................................................................43
   11.22      "Financial Statements".............................................................................43
   11.23      "Fleet Agreement"..................................................................................43
   11.24      "GAAP".............................................................................................44
   11.25      "Governmental Entity"..............................................................................44
   11.26      "Hazardous Materials"..............................................................................44
   11.27      "Indemnitee".......................................................................................44
   11.28      "Indemnitor".......................................................................................44
   11.29      "Intellectual Property"............................................................................44
   11.30      "Intercompany Obligation"..........................................................................44
   11.31      "Interests"........................................................................................44

   11.32      "Lien".............................................................................................44
   11.33      "Limited Liability Company Agreement"..............................................................44
   11.34      "Losses"...........................................................................................45
   11.35      "Person"...........................................................................................45
   11.36      "Proprietary Information"..........................................................................45
   11.37      "Proprietary Rights"...............................................................................45
   11.38      "Repayment Debt"...................................................................................45
   11.39      "Revolving Note"...................................................................................45
   11.40      "SEC Documents"....................................................................................45
   11.41      "Securities Act"...................................................................................45
   11.42      "Seller Losses"....................................................................................45
   11.43      "Service"..........................................................................................45
   11.44      "Shareholder Representative".......................................................................45
   11.45      "Shareholders".....................................................................................46
   11.46      "Subsidiary".......................................................................................46
   11.47      "Taxes"............................................................................................46
   11.48      "Tax Returns"......................................................................................46
   11.49      "Term A Note"......................................................................................46
   11.50      "Term B Note"......................................................................................46
   11.51      "Term C Note"......................................................................................46
   11.52      "Term C Noteholder"................................................................................46
   11.53      "Term C Noteholder Agreements".....................................................................46
   11.54      "Term C Shares"....................................................................................46
   11.55      "Third Party Claims"...............................................................................46
   11.56      "Tulsa Shareholder Agreements".....................................................................46
   11.57      "Waste Materials"..................................................................................47
   11.58      "Weatherford Shares"...............................................................................47

ARTICLE XII MISCELLANEOUS........................................................................................47

   12.1       Expenses...........................................................................................47
   12.2       Notices............................................................................................47
   12.3       Specific Performance...............................................................................48
   12.4       Assignment and Successors..........................................................................49
   12.5       Entire Agreement...................................................................................49
   12.6       Governing Law......................................................................................49
   12.7       Waiver.............................................................................................49
   12.8       Severability.......................................................................................49
   12.9       No Third Party Beneficiaries.......................................................................49
   12.10      Counterparts.......................................................................................49
   12.11      Headings...........................................................................................49
   12.12      Arbitration........................................................................................50
   12.13      Negotiated Transaction.............................................................................50

                            DISCLOSURE SCHEDULE INDEX

Section 2.1(a)     -     Jurisdictions in Which the Company Does Business
Section 2.1(b)     -     Owners of Interests
Section 2.1(c)     -     Certificate of Formation and Limited Liability Company
                         Agreement
Section 2.2(b)     -     Required Consents
Section 2.3(a)     -     Required Approvals
Section 2.3(b)     -     Licenses, Permits etc.
Section 2.4(a)     -     Title to and Condition of Properties
Section 2.4(b)     -     Real Property
Section 2.4(c)     -     Intellectual Property
Section 2.5(a)     -     Contracts and Commitments
Section 2.5(b)     -     Breach or Default of Agreements; Disputes
Section 2.6        -     Financial Statements
Section 2.7        -     Litigation
Section 2.8        -     Adverse Changes or Events
Section 2.9        -     Environmental Matters
Section 2.11       -     Employee Benefits Matters
Section 2.12(a)    -     Taxes
Section 2.12(j)    -     Tax Exemptions
Section 2.12(l)    -     Tax Basis
Section 2.14       -     Insurance
Section 2.16       -     Term C Noteholders
Section 5.8(c)     -     Non-Competition
Section 5.15       -     Environmental Matters
Section 6.6        -     Fleet Release

                                  EXHIBIT INDEX

Exhibit A          -     Tulsa Shareholder Agreement
Exhibit B          -     Term C Noteholder Agreement

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (this "Agreement") is made and entered into as of May 11, 2001, among Tulsa Industries, Inc., a Delaware corporation ("Tulsa"), Specialty Holdings, Inc., a Delaware corporation ("Holdings"), WEUS Holding, Inc., a Delaware corporation (the "Acquiror"), and Weatherford International, Inc., a Delaware corporation ("Weatherford").

                                   WITNESSETH:

         WHEREAS, Tulsa and Holdings desire to transfer to the Acquiror all of the outstanding membership units (the "Interests") of Specialty Machine & Supply, LLC, a Delaware limited liability company (the "Company"), and the Acquiror desires to acquire the Interests, all upon the terms and subject to the conditions set forth herein;

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below; and

         WHEREAS, the parties intend the transfer of the Interests to qualify as a tax-free reorganization for federal income tax purposes, within the meaning of
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder;

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   ACQUISITION

         1.1 Acquisition of Interests. On the Closing Date, upon the terms and subject to the conditions contained herein, Tulsa and Holdings shall transfer, assign and convey to the Acquiror, and the Acquiror shall acquire from Tulsa and Holdings, the Interests free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws).

         1.2 Closing. Subject to the conditions set forth in this Agreement, the Closing shall take place at the offices of the Acquiror, located at 515 Post Oak Blvd., Suite 600, Houston, Texas, at 9:00 a.m. on May 31, 2001, or at such other time, date and place as the parties hereto shall mutually agree upon in writing (the "Closing Date"). Subject to the provisions of Section 10.1, failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of and control over the Interests shall pass to the Acquiror at the Closing.

         1.3 Consideration. In consideration of the transfer to the Acquiror of the Interests, on the Closing Date, the Acquiror shall cause Weatherford to issue to Tulsa and Holdings (in the proportions set forth in Section 2.1(b) of the Disclosure Schedule) the Weatherford Shares; provided, however, that a portion of such shares having an aggregate value of $2,500,000

(calculated based on the Average Closing Price) (the "Escrowed Shares") shall be held in escrow by Weatherford in accordance with Section 1.4.

         1.4 Escrowed Shares. The Escrowed Shares shall be issued and outstanding for all purposes, including the right to vote, and held in escrow by Weatherford until two years following the Closing Date; provided, however, that on the first anniversary of the Closing Date, Weatherford shall release a number of Escrowed Shares (or cash proceeds from the sale of Escrowed Shares, as directed by Tulsa, Holdings or the Shareholder Representative) such that the remaining Escrowed Shares (and cash proceeds, if applicable) held in escrow will have an aggregate value equal to the greater of (i) $1,250,000 (based on the Average Closing Price, if Weatherford Shares are all or a part of the escrow) and (ii) the amount of unresolved claims for indemnification for Acquiror Losses on such date; and provided further, that if on the second anniversary of the Closing Date, any claims for indemnification for Acquiror Losses have not been resolved, a number of the Escrowed Shares (and cash proceeds, if applicable) equal to the lesser of (i) the remainder of the Escrowed Shares (and cash proceeds, if applicable) or (ii) (a) the cash proceeds equal to the amount of unresolved claims for indemnification for Acquiror Losses, or (b) the number of Escrowed Shares (and cash proceeds, if applicable) equal to the amount of such unresolved claims for indemnification for Acquiror Losses divided by the Average Closing Price, may continue to be held in escrow by Weatherford for so long as any of such claims for indemnification for Acquiror Losses have not been resolved. Any dividends or distributions paid or payable with respect to the Escrowed Shares shall also be deemed to constitute Escrowed Shares and shall be subject to the terms of this Section 1.4. If Tulsa or Holdings desires to sell any of their respective Escrowed Shares, Weatherford will effect such sale in accordance with instructions received from the Person requesting such sale and shall retain in escrow the net proceeds of such sale; provided that no such request shall be made until the expiration of 90 days after the Closing Date. Such cash deposited with Weatherford, including any interest earned thereon, shall be held in escrow and be deemed to constitute Escrowed Shares for purposes of this Agreement. All cash deposited with Weatherford shall earn interest at the same interest rate that Weatherford earns on its over-the-counter interest bearing deposit accounts. Subject to the following provisions of this Section 1.4, the Acquiror and Weatherford shall satisfy their rights to receive payments under Article VIII first by withdrawing Escrowed Shares (based on the Average Closing Price) as set forth above and any remainder to be paid shall be deducted from the cash proceeds received upon the sale of Escrowed Shares. Once all Escrowed Shares have been converted to cash or applied to satisfy rights to receive payments under Article VIII, any cash held in escrow may be used to satisfy any unpaid Acquiror Losses. Subject to the foregoing, Weatherford shall deliver to Tulsa and Holdings (in such proportions as such Persons received the Weatherford Shares) the Escrowed Shares and cash proceeds, if any, remaining upon termination of the escrow period described above. In order to withdraw Escrowed Shares or cash to satisfy its right to receive payments under Article VIII, the Acquiror or Weatherford must receive from Tulsa or Holdings (or, if Tulsa and Holdings are no longer in existence, the Shareholder Representative) a certificate executed by Tulsa, Holdings or the Shareholder Representative stating that the Acquiror and/or Weatherford is entitled to receive indemnity pursuant to this Agreement and stating the dollar amount of such indemnification to be disbursed; provided, however, that in the event the parties agree that the Acquiror and/or Weatherford is entitled to receive indemnity but disagree as to the amount of such indemnity, Tulsa, Holdings and the Shareholder Representative agree to deliver such certificate authorizing the withdrawal of the amount not in dispute; and provided, further, that no such certificate shall be required from Tulsa, Holdings or the Shareholder Representative if the Acquiror or Weatherford delivers to Tulsa, Holdings or the Shareholder Representative a copy of a decision of an arbitration body selected and convened in accordance with Section 12.12 stating that the Acquiror or Weatherford is entitled to receive indemnity pursuant to this Agreement and stating the dollar amount of such indemnification. For purposes of this Agreement, in the value of Escrowed Shares surrendered shall be equal to the number of such shares so surrendered multiplied by the Average Closing Price.

         1.5 Repayment Debt. On the Closing Date, Weatherford shall cause the Repayment Debt to be paid in full by or on behalf of the Company, and all obligations of the Company for such obligations shall have been released to the satisfaction of Weatherford; provided, the repayment of the Term C Note shall be made through the issuance of shares of common stock of Weatherford to the holders of the Term C Note, which shares will have a value of $1,633,614.05 based on the Average Closing Price (the "Term C Shares"). The number of Term C Shares to be issued shall be rounded up to the nearest whole share. Upon issuance, the Term C Shares will be (a) validly issued, fully paid and nonassessable and not subject to preemptive rights and (b) listed on the New York Stock Exchange.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                              OF TULSA AND HOLDINGS

          Tulsa and Holdings hereby jointly and severally represent and warrant to the Acquiror and Weatherford as follows:

         2.1 Organizational Matters.

                  (a) The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. The Company is qualified to transact business as a foreign corporation and is in good standing in the jurisdictions specified in Section 2.1(a) of the Disclosure Schedule, and there is no other jurisdiction in which the nature and extent of the business conducted by the Company or the character of its assets makes such qualification necessary. Except as set forth in Section 2.1(a) of the Disclosure Schedule, the Company does not do business in any state, country or commonwealth under any name other than "Specialty Machine & Supply, LLC." The Company does not have any Subsidiaries.

                  (b) The Company has issued, and there are currently outstanding, 1,000 common units. The Company does not have any preferred units or any other ownership interests outstanding. All issued and outstanding common units are owned of record by Tulsa and Holdings, free and clear of all Liens (other than the restrictions upon transfer set forth in Section 6.4 of the Limited Liability Company Agreement and the Liens created pursuant to the Fleet Agreement), in the amounts set forth in Section 2.1(b) of the Disclosure Schedule. The Interests have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive, preferential purchase or other similar rights of any Person. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating the Company (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional limited liability company interests of the Company or any securities or obligations convertible into or exchangeable for such interests or (ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding. Except for the restrictions upon transfer set forth in Section
6.4 of the Limited Liability Company Agreement and the provisions of the Fleet Agreement, upon receipt of the requisite approval of the shareholders of Tulsa under Delaware law Tulsa and Holdings will have the absolute right to transfer the Interests to the Acquiror. Upon the purchase of the Interests as contemplated by this Agreement, the Acquiror will obtain good and valid title to the Interests free and clear of all Liens (other than Liens created by the Acquiror). At Closing, all Liens on the Interests shall have been released and all necessary actions shall have been taken by Tulsa, Holdings, the Company and their respective members and shareholders as may be necessary to comply with the restrictions on transfer set forth in the Limited Liability Company Agreement.

                  (c) Set forth in Section 2.1(c) of the Disclosure Schedule are true, correct and complete copies of the Certificate of Formation and Limited Liability Company Agreement, as amended and in full force and effect.

         2.2 Validity of Agreement and Conflict with Other Instruments.

                  (a) Tulsa and Holdings have the requisite legal capacity, power and authority to enter into this Agreement and, subject to obtaining approval from the shareholders of Tulsa and Holdings and the members of the Company, to consummate the transactions contemplated hereunder and to perform their respective obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Tulsa and Holdings and is a legal, valid and binding obligation of each such Person, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. None of Tulsa, Holdings nor the Company has entered into any other agreement whereby the Interests or the Company's assets (other than sales of inventory, products and services in the ordinary course of business) will be sold, assigned or otherwise transferred to another Person.

                  (b) The execution, delivery and performance of this Agreement by each of Tulsa and Holdings and the consummation of the transactions contemplated hereby (i) do not violate any provision of the Articles of Incorporation or by-laws of Specialty or Holdings or the Certificate of Formation or the Limited Liability Company Agreement, or any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to Tulsa, Holdings or the Company or any of their respective properties or assets, (ii) do not conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, may result in a default), or the creation of a Lien pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, mortgage, deed of trust, lease or other agreement to which Tulsa, Holdings or the Company is a party or to which any of their respective assets are subject, other than the Fleet Agreement, (iii) except as set forth in Section 2.2(b) of the Disclosure Schedule, do not require the consent, approval, clearance, waiver, order or authorization of any Person or Governmental Entity that has not been obtained and (iv) do not conflict with, constitute a breach, violation or termination of any provision of any agreement or contract, whether written or otherwise, to which Tulsa, Holdings or the Company is a party or by which it is bound.

                  (c) The execution, delivery and performance of this Agreement by each of Tulsa and Holdings will not result in the loss of any license, franchise or permit possessed by the Company or give a right of acceleration or termination to any party to any agreement or other instrument to which the Company is a party or by which any of its assets are bound, or the loss of any right or benefit under such agreement or instrument.

         2.3 Approvals, Licenses and Authorizations.

                  (a) Except as set forth in Section 2.3(a) of the Disclosure Schedule and except for (i) the approval of the Shareholders and (ii) the approval of Tulsa and Holdings in their respective capacities as members of the Company, no order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of Tulsa, Holdings or the Company to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by Tulsa or Holdings and the consummation of the transactions contemplated hereby or thereby (including, but not limited to, assignment of the Interests), or to effect the legality, validity, binding effect or enforceability thereof.

                  (b) All licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Company to carry on its business in the places and in the manner currently conducted have been duly obtained and are in full force and effect and are set forth in Section 2.3(b) of the Disclosure Schedule. No violations are in existence or have been recorded with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the knowledge of each of Tulsa and Holdings, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. The Company has complied with all laws, statutes, ordinances, rules, regulations and orders of any Governmental Entity, applicable to its business, and all rules, regulations and orders respecting the provision of services by it.

         2.4 Title to and Condition of Properties.

                  (a) Except as set forth in Section 2.4(a) of the Disclosure Schedule, the Company has good and indefeasible title to, or valid and subsisting leasehold interests in or licenses to use, all of the personal property reflected on the Financial Statements or used in its business, free and clear of all Liens. Except as set forth in Section 2.4(a) of the Disclosure Schedule, since December 31, 2000, the Company has not sold, transferred or otherwise conveyed any personal property reflected in the Financial Statements, except for inventory sold, consumed or otherwise disposed of in the ordinary course of business. Except as specifically identified in Section 2.4(a) of the Disclosure Schedule, the buildings, plants, structures and equipment of the Company are structurally sound and are in adequate operating condition and repair. The building, plants, structures and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing. All fixed assets used by the Company that are material to the operation of the Company's business are either owned by the Company or leased under an agreement identified in Section 2.4(a) of the Disclosure Schedule.

                  (b) Each parcel of real estate owned or leased by the Company is set forth on Section 2.4(b) of the Disclosure Schedule and (i) except as set forth in Section 2.4(b) of the Disclosure Schedule, is free and clear of any Liens, (ii) is not subject to any governmental decree, (iii) is not being sold and (iv) is not being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Tulsa and Holdings, has any such condemnation, expropriation or taking been proposed. All taxes on the real estate have been paid up to and including the year prior to Closing. All leases of real property leased for the use or benefit of the Company to which it is a party, and all amendments and modifications thereof, are in full force and effect and there exists no default under the leases by it, nor any event that with notice or lapse of time or both would constitute a default thereunder by it. Section 2.4(b) of the Disclosure Schedule contains true, complete and correct copies of all title reports and title insurance policies received or owned by the Company.

                  (c) The Company owns and has good and indefeasible title to, or is licensed or otherwise has the right to use, all Proprietary Information, including, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, applications for any of the foregoing and other proprietary intellectual property rights and computer programs, that are used in the conduct of its business (collectively "Intellectual Property"). Except as set forth in Section 2.4(c) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the Company's loss of any Intellectual Property, and all Intellectual Property will continue to be owned by, or be licensed to the Company, or the Company will otherwise have the right to use the Intellectual Property immediately following the acquisition of the Interests by the Acquiror. Section 2.4(c) of the Disclosure Schedule sets forth all Intellectual Property and other rights for any of the same owned or held by the Company, together with all registrations and recordings applicable to Intellectual Property. No claims are pending or, to the knowledge of each of Tulsa and Holdings, threatened that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the knowledge of Tulsa and Holdings, no Person is infringing the rights of the Company with respect to any Intellectual Property. Except for Liens created pursuant to the Fleet Agreement, the Company owns or licenses all of the Intellectual Property free and clear of all Liens.

                  (d) All of the assets used for the conduct of the business currently conducted by the Company are, or will by the Closing be, owned by it or leased by it under valid leases. The conduct of the business currently conducted by the Company in the ordinary course is not dependent on the right to use the property of others (which is not otherwise subject to a written lease).

         2.5 Contracts and Commitments.

                  (a) Except as set forth in Section 2.5(a) of the Disclosure Schedule, the Company is not a party to nor is it bound by: (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $150,000 (other than purchase orders in the ordinary course of business for materials necessary for the Company's operations); (ii) any take-or-pay or similar agreement, contract or commitment requiring the Company to pay for goods or services whether such goods or services are actually provided or any agreement, contract or commitment requiring the Company to provide goods or services at a price less than cost to the Company of producing such goods or providing such services; (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment; (iv) any agreement with or obligation to Tulsa, Holdings, any of the Shareholders or any other Affiliate of the Company; (v) any Debt Obligations;
(vi) any labor union, management service, employment, consulting or other similar type of contract or agreement; (vii) any agreement, contract or commitment that would limit the freedom of the Acquiror or any Affiliate thereof following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the assets of the Company or to compete with any Person or to engage in any business or activity in any geographic area; (viii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of the Company, not cancelable by the Company, without penalty to the Company, within 30 calendar days; (ix) any agreement or contract obligating the Company or that would obligate or require any subsequent owner of the Company to provide for indemnification or contribution with respect to any matter (other than agreements or contracts entered into in the ordinary course of business for the sale of goods or services); (x) any sales, distributorship, agency or similar agreement relating to the products sold or services provided by the Company; (xi) any license, royalty or similar agreement; or (xii) any other agreement, contract or commitment that is material to the Company or its business.

                  (b) Except as set forth in Section 2.5(b) of the Disclosure Schedule, the Company is not in breach of any provision of, or in default (and neither Tulsa nor Holdings have any knowledge of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under, the terms of any of the contracts or agreements listed in Section 2.5(a) of the Disclosure Schedule. Except as set forth in Section 2.5(b) of the Disclosure Schedule, all of the contracts and agreements listed in Section 2.5(a) of the Disclosure Schedule are in full force and effect. Except as set forth in Section 2.5(b) of the Disclosure Schedule, neither Tulsa nor Holdings is aware of any pending or threatened disputes with respect to any of the contracts or agreements listed on Section 2.5(a) of the Disclosure Schedule.

                  (c) The enforceability of the contracts and agreements set forth in Section 2.5(a) of the Disclosure Schedule will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         2.6 Financial Statements. Attached as Section 2.6 of the Disclosure Schedule are true, correct and complete copies of (a) the unaudited balance sheet, statement of income and statement of cash flows of the Company as of and for the year ended December 31, 2000 and the unaudited balance sheet of the Company as of December 31, 1999, and
(b) the unaudited balance sheet, statement of income and statement of cash flows of the Company as of and for the two-month period ended February 28, 2001 (collectively, the "Financial Statements"). The Financial Statements (a) fairly present the financial position of the Company in all material respects as of their respective dates and the results of operations of the Company for the periods indicated therein (except that Weatherford and the Acquiror acknowledge that there is no footnote disclosure), and (b) have not been rendered untrue, incomplete or unfair as representations of the financial condition of the Company by events subsequent to the date of the Financial Statements. As of the date of this Agreement and except for liabilities and obligations incurred in the ordinary course of business since February 28, 2001, the Company has no liability of any kind or matter, either direct, accrued, absolute or otherwise, that is not reflected or disclosed in the Financial Statements and which is required to be reflected therein in order to fairly present the financial condition of the Company in all material respects.

         2.7 No Litigation. Except as set forth in Section 2.7 of the Disclosure Schedule, there is no action, suit, claim, judgment, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, or any change in any zoning or building ordinance pending or, to the knowledge of each of Tulsa and Holdings, threatened against or affecting the Company, at law or in equity, before or by any Governmental Entity.

         2.8 No Adverse Changes or Events. Except as set forth in Section 2.8 of the Disclosure Schedule, since February 28, 2001, the Company has been operated only in the ordinary course, and there has not been: (a) any adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations or business of the Company or any occurrence, circumstance or combination thereof that might reasonably be expected to have an adverse effect before or after the Closing; (b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Company; (c) any increase in the compensation or rate of compensation or commissions or bonuses payable or to become payable by the Company to any of its employees, consultants or independent contractors that is not consistent with past practice, any payment or accrual of, or commitment with respect to, any bonus plan or severance arrangement that is not consistent with past practice or any change or modification to any severance arrangement; (d) any sale, assignment, transfer or other disposition or lapse of any Intellectual Property or disclosure to any Person (other than employees of the Company in the scope of their employment) of any Intellectual Property; (e) any cancellation or compromise of any claims, or any waiver of any other rights relating to the Company, or any sale, transfer or other disposition of any properties or assets, real, personal or mixed, tangible or intangible, of the Company (other than sales of inventory in the ordinary course of business); (f) any change in the Company's method of accounting for financial, Tax or other purposes or any increase in the carrying value of the assets; (g) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; (h) any entry by the Company into any commitment or transaction that would be material to the Company, except as set forth in
Section 2.5(a) of the Disclosure Schedule and, with respect to the period between the date of this Agreement and the Closing, as not prohibited by Section
5.2 of this Agreement; (i) any declaration, setting aside or payment of any dividends or distributions in respect of the Interests or any redemption, purchase or other acquisition of any of its securities; (j) any increase in indebtedness of borrowed money other than borrowing by the Company under its existing credit facilities in the ordinary course of business; (k) any granting of a security interest or Lien on any property or assets of the Company other than (A) Liens for taxes not due and payable and (B) inchoate mechanics, warehousemen's and other statutory Liens incurred in the ordinary course of business; or (l) any action taken or omitted to be taken that would have been prohibited under Section 5.2 had such action been taken or omitted to be taken after the date hereof.

         2.9 Environmental Matters.

                  (a) The Company has at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Entity, except where the failure to so operate in compliance would not result in any liability, contingent or otherwise, to the Acquiror or its Affiliates.

                  (b) There are no existing, pending or, to the knowledge of each of Tulsa and Holdings, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against the Company or any of its assets that pertain or relate to (i) any obligations or liabilities, contingent or otherwise, under any applicable Environmental Law, (ii) violations of any Environmental Law or (iii) personal injury or property damage claims relating to the use, release or disposal of Hazardous Materials.

                  (c) All Environmental Permits required to be obtained or filed by the Company under all applicable Environmental Laws in connection with its operation or use of the assets or properties or the conduct of its business have been duly obtained or filed and are in full force and effect and will not cease to remain in full force and effect as a result of the transfer of the Interests to the Acquiror, except where the failure to remain in full force and effect would not result in any liability, contingent or otherwise, to the Company, the Acquiror or its Affiliates and except to the extent that Weatherford or the Acquiror are otherwise prohibited from owning the Interests or assets of the type owned by the Company.

                  (d) Neither the Company nor any of its Affiliates has received notice that any Environmental Permit is to be revoked or suspended by any Governmental Entity, and the Company is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or corrective action decree, order or agreement issued or entered into under, or pertaining to matters regulated by, any Environmental Law.

                  (e) Except as set forth in Section 2.9 of the Disclosure Schedule, the Company does not own or operate any underground storage tanks and has not polluted with any Hazardous Materials the soil or groundwater of any past or present owned or leased premises of the Company nor, to the knowledge of each of Tulsa and Holdings, are there any underground storage tanks present on any owned or leased premises of the Company.

                  (f) No portion of the assets or properties currently or previously leased or owned by the Company is part of any site listed on the federal National Priorities list or analogous state list designating such site as an environmental site under applicable law nor is subject to a decontamination schedule, plan of any Governmental Authority or voluntary cleanup program or plan conducted by any Person.

                  (g) All Waste Materials generated by the Company have been transported, stored, treated and disposed of in compliance with all applicable Environmental Laws, except for such matters that would not result in any liability, contingent or otherwise, to the Company, the Acquiror or its Affiliates.

                  (h) Except as set forth in Section 2.9 of the Disclosure Schedule, to the knowledge of Tulsa and Holdings, no Person has disposed or released any Hazardous Materials on or under any asset or property currently or, to the knowledge of each of Tulsa and Holdings, previously leased or owned by the Company and the Company has not disposed or released Hazardous Materials on or under the assets or properties currently or previously leased or owned by it.

                  (i) None of the assets or properties of the Company is encumbered by a Lien arising or imposed under Environmental Laws.

                  (j) Except as set forth in Section 2.9 of the Disclosure Schedule, there are no existing or, to the knowledge of each of Tulsa and Holdings, proposed requirements under Environmental Laws that will require the Company to make capital improvements to its assets or properties or make other expenditures subsequent to the Closing to remain in compliance with Environmental Laws.

                  (k) Except as set forth in Section 2.9 of the Disclosure Schedule, no notice or other filing, consent or approval is required under any Environmental Law as a prerequisite to the transfer of the Interests to the Acquiror.

                  (l) Tulsa and Holdings have provided the Acquiror copies of all environmental audits, assessments or other evaluations of the Company or any of its assets or properties. (m) To the knowledge of Tulsa and Holdings, no facts or circumstances exist that could reasonably be expected to result in any liability to any Person or the naming of the Tulsa, Holdings, the Company or their respective Affiliates as potentially responsible parties in any action with respect to the current or past business and operations of the Company or the assets or properties currently or previously leased or owned by the Company in connection with (i) any release, transportation or disposal of any Hazardous Materials or (ii) action taken or omitted that was not in full compliance with or was in violation of any applicable Environmental Law, except for such matters that would not result in any liability, contingent or otherwise, to the Acquiror or its Affiliates.

         2.10 Warranties and Product Liability. Except for warranties implied by law, the Company has not given or made any warranties in connection with the sale or rental of goods or services on or prior to the Closing, including, without limitation, warranties covering the customer's consequential damages. Tulsa and Holdings have provided to the Acquiror all information relating to any known or alleged design or other defect with respect to the products manufactured, sold or rented by the Company, and set forth in Section 2.10 of the Disclosure Schedule is a list and brief description of each such design or other defect.

         2.11 Employee Matters.

                  (a) Section 2.11 of the Disclosure Schedule contains a true, complete and accurate list of each manager and each person employed by the Company, together with such individual's title or job description and date of hire by the Company, and, for each Company employee who is compensated on a salaried basis, such individual's salary, the last date of increase of his salary, and his incentive compensation arrangements with the Company. Except as and to the extent set forth in Section 2.11 of the Disclosure Schedule, as of the date immediately prior to the date hereof, neither the Company, Tulsa nor Holdings has received notification that any of the current employees of the Company presently plans to terminate his employment during the 2001 calendar year, whether by reason of the transactions contemplated by this Agreement or otherwise.

                  (b) Except as and to the extent set forth in Section 2.11 of the Disclosure Schedule, (i) there is no labor strike, work stoppage, lockout or material dispute or material slowdown pending or, to the knowledge of each of Tulsa and Holdings, threatened against the Company, and there has not been any such action during the last three years; (ii) the Company is not a party to or bound by any (A) collective bargaining or similar agreement with any labor organization or (B) written work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company;
(iii) no employee of the Company is represented by any labor organization and, to the knowledge of each of Tulsa and Holdings, there are no current union organizing activities among the employees of the Company; and (iv) there are no material written personnel policies, rules or procedures applicable to employees of the Company.

                  (c) Except as and to the extent set forth in Section 2.11 of the Disclosure Schedule, (i) the Company is, and during the last three years has been, in compliance with all applicable laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and has not engaged in any unfair labor practices as defined in the National Labor Relations Act; (ii) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of each of Tulsa and Holdings, threatened before the National Labor Relations Board or any similar state or foreign agency; (iii) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (iv) none of Tulsa, Holdings nor the Company has received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company, and no such investigation is in progress; and (v) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of each of Tulsa and Holdings, threatened in any forum against the Company by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing, alleging breach of any express or implied contract of employment, any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  (d) During the last four years, the Company has not effectuated (i) a "plant closing" (as defined in the Worker Adjustment Retraining Notification Act of 1988 (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; and the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the Company's employees has suffered an "employment loss" (as defined in the WARN Act) during the past six months.

                  (e) Section 2.11 of the Disclosure Schedule contains a true, complete and accurate list and brief description of all Company Benefit Plans. Tulsa and Holdings have made available to the Acquiror true, complete and correct copies of all plan documents, summary plan descriptions, financial statements, funding vehicles, agreements pursuant to which the Company may be obligated to indemnify any Person, determination letters issued by the Service and filings with and correspondence received from all applicable governmental agencies for the past three years relating to the foregoing Company Benefit Plans.

                  (f) No Company Benefit Plan is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA or is or ever has been subject to Title IV or ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied as of the date hereof or has participated in (or is a successor to an entity which has participated in) a transaction described in Sections 4069 or 4212(c) of ERISA.

                  (g) Each Company Benefit Plan (i) has been operated and administered in all respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code, (ii) is in compliance with all registration, reporting and disclosure requirements of all applicable laws,
(iii) has had all appropriate filings filed timely for each year of its existence, if required, (iv) has at all times complied with any bonding requirements of ERISA or other applicable law, (v) has been properly funded and
(vi) to the knowledge of each of Tulsa and Holdings, has no controversy pending with any Governmental Entity, nor any controversy resolved adversely to the Company or any of its Affiliates, that may subject the Acquiror or the Company to the payment of any penalty, interest, tax or other obligation.

                  (h) Except as set forth in Section 2.11 of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement, either alone or in conjunction with another event (such as termination of employment) will (i) entitle any current or former employee of the Company to severance pay from the Company or any other payment under a Company Benefit Plan, (ii) accelerate the time of payment or vesting of benefits under a Company Benefit Plan, or (iii) increase the amount of compensation due any such employee by the Company.

                  (i) Neither the Company nor any of its Affiliates provides employee post-retirement medical or health coverage for any employee of the Company or contributes to or maintains any employee welfare benefit plan that provides for health benefit coverage following termination of employment of any employee of the Company, except as required by the

Consolidated Omnibus Reconciliation Act of 1985, as amended, or a similar state law, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

                  (j) Neither the Company nor any of its Affiliates, any officer or partner of the Company or any of its Affiliates or any of the Company Benefit Plans or any trusts created thereunder, or any trustee or administrator thereof, has engaged in any prohibited transaction or act or any other breach of fiduciary responsibility that could subject the Company or the Acquiror as the successor to the Company to any Tax or penalty or to any liability under any applicable law or regulation or under any indemnification or similar agreement.

                  (k) Each Company Benefit Plan may be unilaterally amended or terminated by the Company or the Acquiror without liability to the Company or the Acquiror on or at any time after the Closing, except for liabilities incurred prior to the Closing Date and (i) accrued on the Company's Financial Statements as of February 28, 2001 or (ii) subsequently accrued for by the Company prior to the Closing Date and disclosed to the Acquiror in the Disclosure Schedule.

                  (l) With respect to each Company Benefit Plan that is a welfare benefit plan (as defined in Section 3(1) of ERISA), all claims incurred (including claims incurred but not reported) by employees thereunder as of the Closing for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization pursuant to which such organization bears the liability for such claims or (iii) are reflected as a liability or accrued for on the Financial Statements.

                  (m) Any liabilities of the Company with respect to future obligations related to each Company Benefit Plan have been reflected in the Financial Statements.

                  (n) All contributions required to have been made as of the Closing to the Company Benefit Plans pursuant to their terms and applicable law have been timely made.

                  (o) The terms of all Company Benefit Plans that are intended to qualify under Section 401(a) of the Code have been determined by the Service to qualify under Section 401(a) of the Code, or the applicable remedial amendment periods under Section 401(b) of the Code will not have expired prior to the Closing. To the knowledge of Tulsa and Holdings, no event or circumstance has occurred that could cause the Service to disqualify any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code.

                  (p) There is no litigation, action, proceeding, audit, examination or claim pending, or to the knowledge of each of Tulsa and Holdings, threatened or contemplated relating to any Company Benefit Plan (other than routine claims for benefits).

                  (q) (i) No Person has engaged in a transaction that could result in the imposition upon the Company of a civil penalty under Sections 409 or 502(i) of ERISA or a Tax under Sections 4971, 4972, 4975, 4976, 4980, 4980B or 6652 of the Code, and (ii) to the knowledge of Tulsa and Holdings, no fact or event exists that could give rise to any such liability.

         2.12 Taxes and Governmental Returns and Reports.

                  (a) Except as set forth in Section 2.12(a) of the Disclosure Schedule, all Tax Returns of or relating to any Tax that are required to be filed on or before the Closing Date for, by, on behalf of or with respect to the Company, including, but not limited to, those relating to the income, business, operations or property of the Company and those which include or should include the Company (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been or will be timely filed with the appropriate foreign, federal, provincial, state and local authorities on or before the Closing Date, and all Taxes due and payable on such Tax Returns or related to such Tax Returns have been or will be timely paid in full on or before the Closing Date.

                  (b) All such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns.

                  (c) None of such Tax Returns are under audit or examination by any foreign, federal, provincial, state or local authority, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Company or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against the Company with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority.

                  (d) All Taxes assessed and due and owing from or against the Company on or before the Closing Date (including, but not limited to, ad valorem Taxes relating to any property of the Company) have been or will be timely paid in full on or before the Closing Date.

                  (e) All withholding Tax and Tax deposit requirements imposed on the Company for any and all periods ending on or before the Closing Date, or through and including the Closing Date for periods that have not ended on or before the Closing Date, have been or will be timely satisfied in full on or before the Closing Date.

                  (f) The Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof.

                  (g) There is no basis known to Tulsa or Holdings for any reassessment of Tax, and there have been no special assessments on any assets of the Company.

                  (h) The Company is not a party to any Tax allocation or Tax sharing agreement.

                  (i) All consolidated groups or fiscal unities of which Tulsa and Holdings are or have been a party have duly fulfilled, in a timely and accurate manner, all obligations to any foreign, federal, provincial, state or local authority for the period up to the Closing Date. There are no liens for Taxes on the property of Tulsa or Holdings, except for statutory liens for Taxes not yet due.

                  (j) Except as disclosed in Section 2.12(j) of the Disclosure Schedule, during the current fiscal year and for the five previous fiscal years, the Company has not claimed or been granted exemptions from Taxes in connection with any reorganization or merger. Any reorganizations or mergers involving the Company that were consummated before the Closing Date will not give rise to the assessment or payment of Taxes after the Closing Date.

                  (k) No special agreements, rulings or compromises have been entered into between the Company and any foreign, federal, provincial, state or local authority regarding the assessment or payment of Taxes.

                  (l) Set forth in Section 2.12(l) of the Disclosure Schedule is a schedule of the Company's tax basis in those assets and liabilities included on the Company's balance sheet as of December 31, 1999, which basis has not changed by any significant amount since such date, other than changes that have occurred in the ordinary course of business, including depreciation and amortization.

                  (m) The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. Section 1.368-1(d).

                  (n) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

                  (o) Tulsa shall pay its own costs of the transaction hereunder.

         2.13 Finder's Fees. Neither Tulsa, Holdings nor the Company has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale or transfer by Tulsa and Holdings of the Interests or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission.

         2.14 Insurance. Section 2.14 of the Disclosure Schedule sets forth all existing insurance policies covering the Company relating to the business, assets, employees or agents of the Company. Each such policy is in full force and effect. Tulsa and Holdings have provided the Acquiror and Weatherford with true and complete copies of all such policies. There is no dispute with respect to such policies and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Financial Statements. The Company will cease to be a named insured under such policies for all insured periods following the Closing, provided that such cessation shall have no effect on the Company's ability to recover as a named insured under occurrence based policies covering the Company prior to the Closing.

         2.15 Securities Law Matters.

                  (a) Tulsa and Holdings each recognize and understand that the Weatherford Shares to be issued to Tulsa and Holdings (the "securities") will not, except as expressly provided in Article 4, be registered under the Securities Act or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of Tulsa and Holdings contained herein and the representations, warranties and agreements contained in the Tulsa Shareholder Agreements.

                  (b) Tulsa and Holdings represent and warrant, each with respect to itself, that (i) such Person has business knowledge and experience, such experience being based on actual participation therein, (ii) such Person is capable of evaluating the merits and risks of an investment in the Weatherford Shares and the suitability thereof as an investment therefor, (iii) the Weatherford Shares to be acquired by such Person will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws except with respect to the transfer thereof to the Shareholders upon the dissolution of Tulsa, (iv) Tulsa is an entity whose principal place of business is in the State of Texas and whose jurisdiction of formation is Delaware, and Holdings is an entity whose principal place of business and jurisdiction of formation is Delaware, (v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the Acquiror or Weatherford or as to the value of the Weatherford Shares and (vi) each such Person is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act. Tulsa and Holdings each understand that neither Weatherford nor the Acquiror is under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities except as expressly set forth in Article 4 hereof.

                  (c) Each of Tulsa and Holdings has consulted with its respective own counsel in regard to the securities laws and is fully aware, with respect to itself, (i) of the circumstances under which it is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. Each of Tulsa and Holdings has been advised by its own counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Tulsa and Holdings each acknowledge that Weatherford and the Acquiror are relying upon the truth and accuracy of the representations and warranties in this Section
2.15 by each of Tulsa and Holdings in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

                  (d) Tulsa and Holdings each have been furnished with the SEC Documents. Tulsa and Holdings each have been furnished with a summary description of the terms of this Agreement, the Weatherford Shares and Weatherford, and the Acquiror and Weatherford have made available to each of Tulsa and Holdings the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to Tulsa and Holdings as set forth herein or for the purpose of considering the transactions contemplated hereby. Weatherford has offered to make available to each of Tulsa and Holdings upon request at any time all exhibits filed by Weatherford with the Commission as part of any of the reports filed therewith.

                  (e) Tulsa and Holdings each agree that the certificates representing the Weatherford Shares will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Each of Tulsa and Holdings understands and agrees that appropriate stop transfer notations will be placed in the records of Weatherford and with its transfer agents in respect of the securities which are to be issued to Tulsa and Holdings. Weatherford agrees that any Weatherford Shares sold pursuant to an effective registration statement, including a registration statement filed pursuant to Article 4 hereof, shall have the above legend removed to permit the closing of the sale within three Business Days of written notice of the sale and certification by the seller thereof that the sale was made pursuant to the plan of distribution described in the registration statement and the prospectus delivery requirements under the Securities Act were fully complied with in connection with the sale.

         2.16 Term C Noteholder. The holders of the Term C Note and the principal amounts thereof held by each such holder are set forth in Section 2.16 of the Disclosure Schedule.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         OF THE ACQUIROR AND WEATHERFORD

         The Acquiror and Weatherford jointly and severally represent and warrant to Tulsa and Holdings as follows:

         3.1 Corporate Matters. Each of Weatherford and the Acquiror is a corporation validly existing and in good standing under the laws of Delaware. Each of Weatherford and the

Acquiror has all requisite legal capacity, power and authority to enter into this Agreement, to consummate the transactions contemplated hereunder and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of Weatherford and the Acquiror and is a legal, valid and binding obligation of each of Weatherford and the Acquiror, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement by each of Weatherford and the Acquiror and the consummation of the transactions contemplated hereby by Weatherford and the Acquiror (i) do not violate any provision of, the organizational documents, or any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to Weatherford or the Acquiror or any of their respective properties or assets and (ii) do not conflict with, or result in a breach of, or default under (or an event or circumstance that, with notice or lapse of time, or both, may result in a default), under any indenture, mortgage, deed of trust, lease, contract or other agreement to which Weatherford or the Acquiror is a party or to which any of their respective assets are subject.

         3.2 Approvals, Licenses and Authorizations. Except as otherwise provided in this Agreement, no order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Acquiror or Weatherford to authorize its execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Acquiror or Weatherford and the consummation by the Acquiror and Weatherford of the transactions contemplated hereby or thereby, or to effect the legality, validity, binding effect or enforceability thereof.

         3.3 Finder's Fees. Neither the Acquiror, Weatherford nor any of their respective Affiliates has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or a commission.

         3.4 No Litigation. In connection with any of the transactions contemplated by this Agreement, there is no action, suit, claim, judgment, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination pending or, to Weatherford's and the Acquiror's knowledge, threatened against or affecting Weatherford or Acquiror, at law or in equity, before or by any Governmental Entity, and to the knowledge of each of Weatherford and the Acquiror, no basis exists for any such action, suit, claim, investigation or proceeding.

         3.5 Authorization for the Weatherford Shares. Weatherford has taken, or will have taken prior to Closing, all necessary action to permit it to issue the Weatherford Shares. The Weatherford Shares issued pursuant to the terms of this Agreement will be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Weatherford Shares will be listed on the New York Stock Exchange.

         3.6 SEC Documents. Weatherford has made available to Tulsa and Holdings all of the SEC Documents. The SEC Documents represent each report filed by Weatherford with the Commission since January 1, 2001. As of their respective dates, the SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder applicable to such documents and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filing with the Commission prior to the date hereof. The consolidated financial statements of Weatherford included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Weatherford and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 2000, other than as discussed in the SEC Documents, there has been no material adverse change in the business of Weatherford and its Subsidiaries, taken as a whole.

         3.7 Tax Matters.

                  (a) The Acquiror is a corporation whose sole shareholder is Weatherford.

                  (b) It is the intention of Weatherford to cause the Company to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d).

                  (c) After the transaction, neither Weatherford nor the Acquiror (or any related person under Treas. Reg. Section 1.368-1(e)(3)) has any plan or intention, and will not knowingly, redeem or otherwise reacquire Weatherford Shares from Tulsa or a Shareholder, except for the return of any Escrowed Shares.

                  (d) The Acquiror has no plan or intention to sell or otherwise dispose of the Company or its assets, except for (i) dispositions made in the ordinary course of business, (ii) transfers described in Code Section 368(a)(2)(C), or (iii) transfers to any entity disregarded as an entity separate from the Acquiror for federal income tax purposes under Treas. Reg.
Section 301.7701-2(c)(2).

                  (e) Neither Weatherford nor the Acquiror is an investment company within the meaning of Code Section 368(a)(2)(F)(iii) and (iv).

                  (f) There is no indebtedness between Tulsa or the Company on the one hand, and Weatherford and the Acquiror on the other, that will be settled at a discount.

                  (g) Weatherford and the Acquiror shall each pay their own costs of the transaction hereunder.

                                   ARTICLE IV
                               REGISTRATION RIGHTS

         4.1 Registration Rights.

                  (a) Weatherford will use its reasonable commercial efforts to register under the Securities Act the Weatherford Shares pursuant to a non-underwritten offering having a period of distribution not less than two years from the Closing Date. In furtherance of such obligation, Weatherford shall file, within 30 calendar days after the Closing Date, with the Commission a registration statement on the appropriate form seeking the registration for resale of the Weatherford Shares (the "Registration Statement"), pursuant to a non-underwritten offering in accordance with the plan of distribution described therein, which plan of distribution shall be reasonably acceptable to Tulsa and Holdings. References in this Article 4 to the Weatherford Shares shall be deemed to include any shares of Common Stock or other securities received by Tulsa or Holdings on account of any stock split, stock dividend, merger or recapitalization of Weatherford or any securities issued in exchange for the Weatherford Shares.

                  (b) Notwithstanding anything to the contrary contained in this
Section 4.1, Weatherford shall not be obligated to file the Registration Statement pursuant to this Section 4.1, or file any amendment or supplement thereto, at any time when Weatherford reasonably believes that the filing thereof, or the offering of securities pursuant thereto, would adversely affect a pending or proposed public offering of securities of Weatherford, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Weatherford or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Weatherford.

                  (c) Notwithstanding anything to the contrary contained in this
Section 4.1, Weatherford shall be permitted to suspend the period of sale or distribution of the Weatherford Shares under the Registration Statement at any time when Weatherford reasonably believes that the sale or distribution thereof would adversely affect a pending or proposed public offering of securities of Weatherford, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Weatherford or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Weatherford.

                  (d) The filing of the Registration Statement, or any amendment or supplement thereto, by Weatherford may not be deferred pursuant to Section 4.1(b), and the sale and distribution of the Weatherford Shares may not be suspended pursuant to Section 4.1(c), for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days.

                  (e) Tulsa and Holdings each agree and covenant to fully cooperate with and assist Weatherford and its counsel and representatives in connection with Weatherford's obligations under this Article 4, including providing such information as is reasonably requested by Weatherford in connection the preparation of the Registration Statement and the resale of the Weatherford Shares.

         4.2 Procedure. Weatherford will, subject to the provisions of Sections 4.1, 4.2 and 4.4 hereof:

                  (a) use reasonable commercial efforts to cause the Registration Statement to become and remain effective for a period of two years following the Closing Date or such shorter period of time until the transfer or sale of all the Weatherford Shares has been completed or until the occurrence of an event specified in Section 4.4 hereof;

                  (b) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the Weatherford Shares covered by the Registration Statement in accordance with the intended method of distribution set forth therein;

                  (c) as expeditiously as reasonably practicable, furnish to Tulsa and Holdings such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as Tulsa or Holdings may reasonably request, in order to facilitate the public sale or other disposition of the Weatherford Shares owned by Tulsa or Holdings; provided, however, that the obligation of Weatherford to deliver copies of prospectuses or preliminary prospectuses to Tulsa and Holdings shall be subject to the receipt by Weatherford of reasonable assurances from Tulsa and Holdings that they will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by each of them of any prospectuses or preliminary prospectuses;

                  (d) as expeditiously as practicable, use its reasonable commercial efforts to register or qualify the Weatherford Shares under such other securities laws of such United States jurisdictions as Tulsa or Holdings shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable Tulsa and Holdings to consummate the public sale or other disposition in such jurisdictions of the Weatherford Shares; provided, however, that Weatherford shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction in which it is not then so subject;

                  (e) bear all Registration Expenses (as defined below) in connection with the registration hereunder; provided, however, that all Selling Expenses (as defined below) of the Weatherford Shares and all fees and disbursements of counsel for Tulsa and Holdings shall be borne by Tulsa and Holdings. For purposes of this Section 4.2, expenses incurred by Weatherford in complying with this Article IV include (i) all registration and filing fees;
(ii) all
printing expenses, (iii) all fees and disbursements of counsel for Weatherford,
(iv) all blue sky fees and expenses, and (v) all fees and expenses of accountants for Weatherford and are herein referred to as "Registration Expenses." All brokerage and selling commissions and fees and expenses of counsel for Tulsa and Holdings in connection with any such registration or resale are herein referred to as "Selling Expenses;" and

                  (f) for a period of two years from the Closing Date, file the reports required to be filed by it under Section 13 of the Exchange Act.

         4.3 Indemnification and Contribution.

                  (a) In the event of a registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, Weatherford will indemnify and hold harmless Tulsa and Holdings and any other Person, if any, who controls Tulsa or Holdings within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Tulsa or Holdings or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus distributed with the consent of Weatherford or final prospectus contained therein, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will, unless Weatherford assumes the defense as provided in Section 4.3(c), promptly following request and receipt of reasonable supporting documents, such as invoices, reimburse Tulsa and Holdings and each such controlling Person for any legal or any other expenses reasonably incurred by each of them, respectively, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Weatherford will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, (i) in reliance upon and in conformity with written information furnished to Weatherford by or on behalf of Tulsa or Holdings or a controlling Person thereof specifically for use in the preparation thereof or (ii) if such untrue statement, alleged untrue statement, omission or alleged omission was corrected in an amendment or supplement to the prospectus or prospectus supplement (whether preliminary or final) furnished by Weatherford to Tulsa or Holdings, prior to sale or transfer of the Weatherford Shares which gave rise to the request for indemnification, and Tulsa or Holdings, as applicable, failed to deliver such corrected prospectus or prospectus supplement to the purchaser of Weatherford Shares which occasioned such request for indemnity.

                  (b) In the event of any registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, Tulsa and Holdings will jointly and severally indemnify and hold harmless Weatherford and the Acquiror and each Person, if any, who controls Weatherford or the Acquiror within the meaning of Section 15 of the Securities Act, each officer of Weatherford who signs the Registration Statement, each director of Weatherford and each Person who controls any underwriter (if any) within the meaning of
Section 15 of the Securities Act, against any and all such losses, claims, damages, liabilities or actions which Weatherford or such officer, director, underwriter (if any) or controlling Person may become subject under the Securities Act or otherwise, and will reimburse Weatherford, each such officer, director, underwriter (if any) and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if (i) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission of a material fact was made in reliance upon and in conformity with written information furnished to Weatherford by or on behalf of Tulsa or Holdings specifically for use in connection with the preparation of the Registration Statement or prospectus or (ii) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon the failure of Tulsa or Holdings to deliver any required prospectus or otherwise comply with applicable laws regarding the same.

                  (c) Promptly after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Agreement, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest which would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person then such indemnifying Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel. Payment of any amounts due pursuant to this
Section 4.3 shall be made within ten Business Days after notice is sent by the indemnified Person.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 4.3 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Weatherford Shares or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Acquiror and Weatherford on the one hand and Tulsa and Holdings on the other hand in connection with the offering of the Weatherford Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Weatherford Shares received by the Acquiror and Weatherford and the net proceeds received by Tulsa and Holdings bear to each other. The relative fault of the Acquiror and Weatherford on the one hand and Tulsa and Holdings on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Acquiror or Weatherford or by Tulsa or Holdings and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The parties agree that it would not be just or equitable if contribution pursuant to this Section 4.3 were determined by pro rata allocation (even if the Acquiror and Weatherford on the one hand and Tulsa and Holdings on the other hand were each treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 4.3. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 4.3 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         4.4 Termination. If Rule 144 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale of all the Weatherford Shares that have not been sold or transferred (excluding transfers from Tulsa to the Shareholders), the rights of Tulsa and Holdings as to the registration provided for in this Agreement as to the Weatherford Shares shall terminate immediately.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Access to Information.

                  (a) Until the Closing, Tulsa and Holdings will furnish, and will cause the Company to furnish, the Acquiror and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the assets, commitments and properties of the Company as the Acquiror shall from time to time reasonably request and will afford the Acquiror and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to the offices, properties, books, records, contracts and documents of the

Company and will be given the opportunity to ask questions of, and receive answers from, representatives of the Company. As part of its investigation, the Acquiror shall have the right to conduct environmental assessments of the Company's properties, however, any soil and groundwater sampling by Acquiror may only be conducted with the written consent of Tulsa in its sole discretion, subject to Section 5.15 hereof. No investigations by the Acquiror or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of Tulsa or Holdings with respect to any representations, warranties, covenants or agreements made herein or in any exhibit, schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. Tulsa and Holdings will cooperate with the Acquiror and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

                  (b) Each party hereto agrees to hold in confidence all, and not to disclose to others for any reason whatsoever any, non-public information received by it or its representatives from the other party hereto in connection with the transactions contemplated by this Agreement except (i) as required by law; (ii) for disclosure to officers, directors, employees and representatives of such party as necessary in connection with the transactions contemplated hereby or as necessary to the operation of such party's business; and (iii) for information that becomes publicly available other than through such party. If the transactions contemplated by this Agreement are not consummated, each party hereto (i) will return to the other party hereto all non-public documents and other material obtained from such other party, and all copies, summaries and extracts thereof, or certify to such other party that such information has been destroyed and (ii) agrees not to use for its own benefit or for the benefit of any other Person any non-public information received by it or its representatives or Affiliates from the other party in connection with the transactions contemplated by this Agreement.

         5.2 Conduct of the Business. Tulsa and Holdings covenant and agree with the Acquiror and Weatherford that from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with the terms hereof, except as expressly authorized by this Agreement or as expressly consented to in writing by the Acquiror, Tulsa and Holdings shall, and shall cause the Company to:

                  (a) operate the Company only in the usual, regular and ordinary manner with a view to maintaining the goodwill that the Company now enjoys and, to the extent consistent with such operation, will use all reasonable commercial efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationship with its customers, suppliers, jobbers, distributors and other Persons having business relations with it;

                  (b) use reasonable commercial efforts to maintain the assets of the Company in a state of repair, order and condition consistent with its usual practice;

                  (c) maintain the books of account and records relating to the Company in the usual, regular and ordinary manner, in accordance with the usual accounting practices of the Company applied on a consistent basis;

                  (d) use reasonable commercial efforts to comply in all respects with all statutes, laws, orders and regulations applicable to the Company and to the conduct of the Company;

                  (e) not sell, assign, transfer, lease or otherwise dispose of any assets of the Company except for dispositions of the inventories of the Company for value in the usual and ordinary course of business;

                  (f) use reasonable commercial efforts to preserve and maintain all rights that the Company now enjoys in and to the Intellectual Property and not sell, assign, transfer, lease or otherwise dispose of any Intellectual Property other than to the Acquiror pursuant to the terms of this Agreement;

                  (g) not mortgage, pledge or otherwise create a security interest or permit there to be created or exist any Liens on the assets of the Company (other than those to be released at Closing as identified on Section 2.4(a) of the Disclosure Schedule and those arising out of the Capital Leases);

                  (h) not incur any obligation for borrowed money or purchase money indebtedness whether or not evidenced by a note, bond, debenture or similar instrument except pursuant to existing credit facilities (excluding the Term B Note); provided however, that if Tulsa, Holdings or the Company incurs additional indebtedness under the existing credit facilities, the aggregate indebtedness outstanding under such existing credit facilities does not, at any time, exceed $13.0 million;

                  (i) not enter into any contract, commitment or lease in relation to the Company or its assets that is out of the ordinary course of the Company or that is with an Affiliate of the Company or that would bind the Acquiror under a contract or other obligation with the Company or any of its Affiliates;

                  (j) not amend or modify any of the contracts or agreements disclosed in Section 2.5(a) of the Disclosure Schedule except in the ordinary course of business;

                  (k) not consent to the termination of any of the contracts and agreements disclosed in Section 2.5(a) of the Disclosure Schedule or waive any of the rights of the Company with respect thereto except in the ordinary course of business;

                  (l) not permit any insurance policy naming any of Tulsa, Holdings or the Company as a beneficiary or a loss payee relating to the Company to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

                  (m) pay in accordance with past practices all accounts payable, all payments required by any of the contracts and agreements set forth in Section 2.5(a) of the Disclosure Schedule, and all Taxes other than accounts payable, required payments and Taxes that are being contested in good faith and for which adequate reserves exist in the Financial Statements;

                  (n) not make, change or revoke any Tax elections that would affect the Company or change any method of accounting or application of any principles under GAAP;

                  (o) except in the ordinary course of business, not change the terms of employment of any officer or senior employee or increase the compensation or rate of compensation or commissions or bonuses payable by the Company to any of its employees that is not consistent with past practice;

                  (p) except as disclosed in Section 5.2(p) of the Disclosure Schedule, not declare or pay any dividend on or make any other distribution in respect of any of the limited liability company interests or other equity interests in the Company or purchase, redeem or otherwise acquire any of such interests;

                  (q) not authorize or issue, sell, pledge, dispose of or encumber any limited liability company interests or other equity interests in the Company, including the Interests;

                  (r) not grant any options or rights to acquire limited liability company interests or other equity interests in the Company;

                  (s) not amend or otherwise modify the Certificate of Formation or Limited Liability Company Agreement;

                  (t) not adopt, amend or terminate any Company Benefit Plan except as required by law or this Agreement;

                  (u) promptly notify the Acquiror in writing if Tulsa or Holdings becomes aware of any change that shall have occurred or that shall have been threatened to occur (or any development that shall have occurred or that shall have been threatened involving a prospective change) in the Company that would reasonably be expected to have an adverse effect whether or not occurring in the ordinary course of business; and

                  (v) use reasonable commercial efforts to maintain all permits in full force and effect, including timely applications for renewals or amendments.

         5.3 Negotiation with Others. Tulsa and Holdings agree that from the date hereof until the later to occur of the Closing Date and the termination of this Agreement pursuant to Article 10, neither Tulsa, Holdings nor any of their respective Affiliates, including the Company, will, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss or accept or consider any proposal or offer from any Person not a party hereto or not affiliated with a party hereto with respect to a merger, consolidation, asset purchase, stock purchase or any similar transaction involving the Company with any such Person. During such period, Tulsa and Holdings will immediately notify the Acquiror regarding any such contact between Tulsa, Holdings, any Affiliate or any of their representatives and any Person regarding any such offer or proposal or any related inquiry and shall return without discussion all offers or proposals regarding any such transaction involving the Company.

         5.4 Information. During the period from the date of this Agreement to the Closing Date, the Acquiror, Tulsa and Holdings will promptly inform each other in writing of any claim, action or proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of the Company.

         5.5 Delivery of Documents. Tulsa and Holdings shall deliver to the Acquiror at or before the Closing all Documents and Other Papers relating to the Company that are in the possession or control of Tulsa or Holdings, including, without limitation, all files relating to the Financial Statements, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Company stored on any electronic media, including computers. For a period of three years after the Closing Date, the Acquiror agrees to provide Tulsa and Holdings with access to such Documents and Other Papers to the extent required for tax, financial accounting or legal purposes on a reasonable basis during normal business hours and to permit copies to be made of such Documents and Other Papers as may be reasonably requested. All such Documents and Other Papers shall be maintained by Tulsa and Holdings in confidence except to the extent required to be disclosed under law or in furtherance of any defense by Tulsa, Holdings or any Affiliate of Tulsa or Holdings to any action, suit or proceeding against Tulsa, Holdings or any Affiliate of Tulsa or Holdings; provided, however, the Acquiror shall be advised of any such proposed disclosure in advance and be entitled to seek a limitation on the use of such information and scope of such disclosure.

         5.6 Further Assurances. Tulsa and Holdings shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Acquiror such bills of sale, assignments (including but not limited to assignments of leases) and other instruments of transfer, assignment, conveyance or supporting documentation, in form and substance reasonably satisfactory to counsel for the Acquiror, as shall be necessary to vest in the Acquiror all the right, title and interest in and to the Interests free and clear of all Liens (other than Liens created by the Acquiror) and shall use their best efforts to cause to be taken such other action as the Acquiror reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

         5.7 Nondisclosure of Proprietary Information.

                  (a) Tulsa and Holdings each agrees that, from and after the Closing, each of them shall (i) hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than the Acquiror any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose and (ii) not for a period of five years solicit or hire any employees of the Company who are currently employed or may be employed as of the Closing by the Company.

                  (b) Tulsa and Holdings acknowledge that all documents and objects containing or reflecting any Proprietary Information, whether developed by the Company, or by someone else for the Company or any of its Affiliates, will after the Closing become the exclusive property (subject to the terms of any agreement heretofore disclosed to the Acquiror affecting the use of or rights to such property) of the Acquiror and be delivered to the Acquiror.

                  (c) Because of the unique nature of the Proprietary Information, Tulsa and Holdings understand and agree that the breach or anticipated breach of the obligations under this Section 5.7 will result in immediate and irreparable harm and injury to the Acquiror and its Affiliates, for which it will not have an adequate remedy at law, and that the Acquiror and its Affiliates and their successors and assigns shall be entitled to relief in equity to enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled.

         5.8 Covenant Not to Compete With the Business.

                  (a) As an inducement for the Acquiror to acquire the Company, Tulsa and Holdings agree that, effective as of the Closing Date and until the earlier of (i) two years from the date thereof and (ii) such shorter period as may be permitted by applicable law, neither Tulsa nor Holdings shall, without the consent of the Acquiror, directly or indirectly, engage in any activity in competition with the Company, including the design, development, marketing, producing, manufacturing, selling, renting, distributing or repairing any products of the type now manufactured or sold by the Company or providing services related thereto in the Geographic Area, or, except for the benefit of the Acquiror and its Affiliates, assist any Person to do the same.

                  (b) Tulsa and Holdings acknowledge that a remedy at law for any breach or attempted breach of this Section 5.8 will be inadequate and further agree that any breach of this Section 5.8 will result in irreparable harm to the Company, and the Acquiror shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach.

                  (c) For purposes of this Section, "Geographic Area" shall mean: (i) the parishes and municipalities in the State of Louisiana identified in Section 5.8(c) of the Disclosure Schedule; (ii) any other place within the State of Louisiana; (iii) any other place within the State of Texas; and (iv) any other place in the Gulf Coast area.

                  (d) Tulsa and Holdings acknowledge that this covenant not to compete is being provided as an inducement to the Acquiror to acquire the Company and that this Section 5.8 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Acquiror. Whenever possible, each provision of this Section 5.8 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 5.8 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 5.8. If any provision of this Section 5.8 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 5.8 but shall be confined in its operation to the provision of this Section 5.8 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this
Section 5.8 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

         5.9 Use of Name. All uses of the name "Specialty Machine & Supply" or any derivations thereof are being transferred to the Acquiror hereunder. Tulsa and Holdings agree not to take any action that could reasonably be expected to adversely affect the Acquiror's right to the name "Specialty Machine & Supply" or cause confusion with respect to the Acquiror's use of such name. All goodwill with respect to the use of the name "Specialty Machine & Supply" will inure to the benefit of the Acquiror, and neither Tulsa nor Holdings will have any rights to sue or recover against any Person with respect to the use of such name.

         5.10 Release.

                  (a) As of the Closing Date, Tulsa and Holdings do each hereby for itself and its successors and assigns remise, release, acquit and forever discharge the Acquiror, the Company, Weatherford and their respective Affiliates, and their successors and assigns, of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that Tulsa or Holdings now has, owns or holds or has at any time previously had, owned or held against such parties, including without limitation all liabilities created as a result of the negligence, gross negligence and willful acts of the Company and its employees and agents, or under a theory of strict liability, existing as of the Closing Date or relating to any action, omission or event occurring on or prior to the Closing Date and all liabilities for indebtedness owed to the Company or advances made by Tulsa or Holdings to the Company; provided, however, that any claims, liabilities, debts or causes of action that may arise in connection with the failure of any of the parties hereto to perform any of their obligations hereunder or under any other agreement relating to the transactions contemplated hereby or from any breaches by any of them of any representations or warranties herein or in connection with any of such other agreements shall not be released or discharged pursuant to this Agreement.

                  (b) Tulsa and Holdings each represent and warrant that it has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein. Tulsa and Holdings covenant and agree that neither of them will assign or transfer to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations to be released herein. Tulsa and Holdings represent and warrant that each of them has read and understands all of the provisions of this Section 5.10 and that it has been represented by legal counsel of its own choosing in connection with the negotiation, execution and delivery of this Agreement.

                  (c) The release provided by Tulsa and Holdings pursuant to this Section 5.10 shall apply notwithstanding that the matter for which release is provided may relate to the ordinary, sole or contributory negligence, gross negligence, willful misconduct or violation of law by a released party, including the Acquiror, the Company and Weatherford and their respective officers, directors, employees and agents, and for liabilities based on theories of strict liability, and shall be applicable whether or not negligence of the released party is alleged or proven, it being the intention of the parties to release the released party from and against its ordinary, sole and contributory negligence and gross negligence as well as liabilities based on the willful actions or omissions of the released party and liabilities based on theories of strict liability.

         5.11 Continuation of Business by the Acquiror. Nothing in this Agreement, in any exhibit or schedule hereto or in any agreement, instrument or other document executed or delivered in connection with this Agreement shall require the Acquiror to continue the business or operations of the Company or to manage and operate the business conducted by the Company with any duty or standard of care to Tulsa or Holdings. Tulsa and Holdings acknowledge and agree that the Acquiror in its sole discretion may continue, manage, modify or discontinue its operations, liquidate or otherwise change or cease its operations.

         5.12 Payment of Obligations. Immediately prior to the Closing, Tulsa, Holdings and each of their respective Affiliates shall pay to the Company all indebtedness and other obligations that such Persons owe to the Company as of the Closing.

         5.13 Employee Matters.

                  (a) For a period of up to two months following the Closing Date (the "Transition Period"), Tulsa and Holdings will continue to maintain all Company Benefit Plans during the Transition Period, and will provide Weatherford or the Acquiror with ten days' advance written notice of the amount and due date of all necessary premiums to be paid to third parties to so maintain all such plans, and Weatherford and the Acquiror agree to promptly make such payments in the name of Tulsa and Holdings.

                  (b) Effective as of the Closing Date, the Company shall cease to be an adopting employer under Tulsa's 401(k) plan and after the Transition Period shall cease to be an adopting employer of Tulsa's and Holding's group health, life insurance, disability, flexible benefits plans and other employee welfare benefits plans.

         5.14 Tax Returns.

                  (a) Tulsa and Holdings shall prepare, sign, and file, or cause to be prepared, signed, and filed, when due (i) all Tax Returns related to the Company which are required to be filed or furnished with respect to the periods ending on or prior to the Closing Date and (ii) all Tax Returns of Tulsa, Holdings or their Affiliates which include the income or operations of the Company. Tulsa and Holdings shall pay or cause to be paid to the taxing authorities all Taxes due and payable on such Tax Returns. The Acquiror shall prepare, sign, and file, or cause to be prepared, signed and filed, when due all other Tax Returns relating to the Company. The Acquiror shall pay or cause to be paid to the taxing authorities all Taxes due and payable on such Tax Returns. Tulsa and Holdings shall pay to the Acquiror within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date. For purposes of this Section 5.14, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall
(i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date.

                  (b) The parties acknowledge that the purchase of the Interests by the Acquiror pursuant to the Agreement will result in the termination of the Company for federal income Tax purposes pursuant to Section 708(b)(1)(B) of the Code and that final federal and state partnership Tax Returns will be required to be filed by the Company as a result. Tulsa and Holdings shall prepare, sign, and file, or cause to be prepared, signed and filed, such final federal and state partnership Tax Returns. The parties agree that such final partnership Tax Returns will be filed using a closing of the books method as of the Closing Date.

                  (c) Tulsa and Holdings shall permit the Acquiror to review and comment on all Tax Returns prepared by Tulsa and Holdings pursuant to this
Section 5.14, and such Tax Returns shall be subject to the prior approval of the Acquiror, which approval shall not be unreasonably withheld. To the extent the parties cannot reach agreement as to the proper treatment of any item on a Tax Return, the matter shall be referred to a mutually acceptable independent accounting firm for resolution. All Tax Returns which are required to be prepared by Tulsa and Holdings shall be prepared, signed, and filed in a manner consistent with past practice and applicable law and, on such Tax Returns, no position shall be taken, elections made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods. Each of the parties will cooperate with the other in the preparation and filing of such Tax Returns. Tulsa and Holdings shall provide the Acquiror with a copy of such Tax Returns in the form proposed by Tulsa and Holdings at least 30 days in advance of the due date for income Tax Returns and within a reasonable time prior to the due date for all Tax Returns.

         5.15 Environmental Matters. Tulsa and Holdings acknowledge and agree that a Phase I Environmental Site Assessment (the "Phase I Assessment") has been conducted for the Company's facility located in Scott, Louisiana (the "Facility"), and that a Proposed Phase II Scope of Work has been prepared based upon the Phase I Assessment and is attached to Section 5.15 of the Disclosure Schedule. Tulsa and Holdings further agree that within 45 days after the Closing, Acquiror or Weatherford will have a Phase II Environmental Site Assessment conducted at the Facility (the "Phase II Site Assessment"). The Acquiror agrees to promptly provide Tulsa or Holdings with a copy of the Phase II Site Assessment. To the extent that the Phase II Site Assessment recommends further testing, assessment, remediation, removal, cleanup or other corrective action ("Corrective Actions"), the Acquiror will prepare a work plan ("Work Plan") describing the Corrective Actions to be taken. The Acquiror agrees to provide Tulsa or Holdings with a copy of the Work Plan for its review, comment and approval, which approval will not be withheld unreasonably. Tulsa and Holdings will have a period of ten days in which to review the Work Plan and provide comments to Weatherford, unless a shorter review period is necessary in order to meet a deadline imposed by a Governmental Entity, in which case the period of review shall end five days before the deadline imposed by the Governmental Entity. The Acquiror will implement and complete the Corrective Actions described in the Work Plan in a commercially reasonable manner. Tulsa and Holdings agree to pay and be responsible for all costs, expenses and liabilities associated with the Corrective Actions and to reimburse the Acquiror and Weatherford for any of such costs, expenses and liabilities that are paid or incurred by the Acquiror or Weatherford, it being understood that the Acquiror shall pay all costs and expenses associated with the performance of the Phase II Site Assessment. The amounts payable by Specialty and Holdings under this Section 5.15 shall not exceed $5,000,000.

         5.16 Tax Reporting. Each of the parties agrees to report the transfer of the Interests as a reorganization under Code Section 368(a)(1)(C) for all income tax purposes.

         5.17 Shareholder Representative. Tulsa and Holdings agree to appoint a Shareholder Representative prior to the dissolution of Tulsa or Holdings. Upon the dissolution of Tulsa and Holdings, such Shareholder Representative shall be authorized to handle all matters related to the Escrowed Shares (any cash proceeds received upon the sale thereof), including the receipt of notices for indemnification claims against such shares or proceeds.

                                   ARTICLE VI
                     ACQUIROR'S AND WEATHERFORD'S CONDITIONS

         The obligation of the Acquiror to purchase the Interests as contemplated hereby is, at the option of the Acquiror and Weatherford, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Acquiror or Weatherford in writing; provided, however, the Acquiror's and Weatherford's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein and such action shall not prejudice the Acquiror's or Weatherford's right to recover damages for any such breach.

         6.1 Representations, Warranties and Covenants. The representations and warranties of Tulsa and Holdings contained in this Agreement that are qualified as to materiality or that make reference to a material adverse effect shall be true, correct and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date, and each of the representations and warranties of Tulsa and Holdings contained in this Agreement that are not so qualified as to materiality or as to material adverse effect shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of each of Tulsa and Holdings to be performed or complied with by them on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all material respects; and Tulsa and Holdings shall have delivered to the Acquiror a certificate, dated the Closing Date, regarding the matters set forth in this
Section 6.1.

         6.2 Good Standing. Tulsa and Holdings shall have delivered to the Acquiror certificates issued by appropriate Governmental Entities evidencing the status of the Company, as of a date not more than five calendar days prior to the Closing Date, in each jurisdiction specified in Section 2.1(a) of the Disclosure Schedule.

         6.3 Certificates and Instruments of Transfer. Tulsa and Holdings shall have delivered to the Acquiror the Interests and shall have executed, acknowledged and delivered to the Acquiror such instruments of transfer of the Interests (including stock powers) as shall be reasonably requested by the Acquiror to vest in the Acquiror all the right, title and interest in and to the Interests.

         6.4 No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced by any Person (other than the Acquiror or its Affiliates) seeking to prevent the sale of the Interests or asserting that the transfer or acquisition of all or a portion of the Interests would be unlawful.

         6.5 No Material Adverse Event. The business and properties of the Company shall not be affected or threatened to be affected by any loss or damage, whether or not covered by insurance, except to the extent that the same would not have a material adverse effect on the Company.

         6.6 Consents of Third Persons. All consents from third Persons necessary for the consummation of the transactions contemplated by this Agreement, including all required approvals of the equity holders of Tulsa and Holdings, and those that are material to the Acquiror's operation of the business of the Company after the Closing Date shall have been obtained on terms reasonably satisfactory to the Acquiror and, if applicable, delivered to the Acquiror, including the consent of Fleet National Bank on the terms set forth in
Section 6.6 of the Disclosure Schedule.

         6.7 Legal Opinion. The Acquiror shall have been furnished an opinion of Porter & Hedges, L.L.P., counsel to Tulsa and Holdings (containing customary qualifications, assumptions and exceptions), that (i) this Agreement and the transactions contemplated hereby have been authorized by all necessary action on the part of Tulsa and Holdings and (ii) this Agreement constitutes a legal, valid and binding obligation of Tulsa and Holdings and is enforceable against Tulsa and Holdings in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

         6.8 Obligations. Each of Tulsa, Holdings and the Shareholders and their respective Affiliates shall have paid in full to the Company all indebtedness and other obligations that such Persons owe to the Company as of the Closing and the right to receive all amounts owed by the Company to Tulsa or Holdings shall have been contributed by such Persons to the capital of the Company.

         6.9 Liabilities. The aggregate amount of the Debt Obligations (excluding the Term B Note) shall not exceed $13.0 million.

         6.10 Stock Exchange Approval. The New York Stock Exchange shall have approved the listing of the Weatherford Shares and the Term C Shares.

         6.11 Approvals for Issuance of Weatherford Shares. Weatherford shall have received all consents, approvals and other authorizations from all Governmental Entities necessary or appropriate for Weatherford to issue the Weatherford Shares.

         6.12 Resolutions. Tulsa and Holdings shall have delivered to the Acquiror certified copies of resolutions of (a) the boards of directors of Tulsa and Holdings, (b) the stockholders of Tulsa and Holdings and (c) the members of the Company approving this Agreement and the transactions contemplated hereby.

         6.13 Release of Obligations and Liens. The Acquiror shall have received from all appropriate parties evidence satisfactory to the Acquiror of (a) such parties' full and unconditional releases of the Company from all obligations under the Revolving Note, the Term A Note, the Term B Note, the Term C Note and the Fleet Agreement and (b) the release of all Liens on any property of the Company arising out of such indebtedness.

         6.14 Appointment of Purchaser Representative. In the event that it is determined prior to the Closing that any of the Shareholders are not "accredited investors" within the meaning of Regulation D of the Securities Act and such investors do not have the requisite level of sophistication required by Rule 506 of Regulation D, then a purchaser representative shall have been appointed to represent such Shareholders in connection with the transactions contemplated by this Agreement or Tulsa and Holdings shall have made alternative arrangements that, in the opinion of the Acquiror and Weatherford, are sufficient to qualify the sale of the Weatherford Shares pursuant to this Agreement within a safe harbor exemption from registration under the Securities Act.

         6.15 Tulsa Shareholder and Term C Noteholder Agreements. Shareholders owning at least 90% of the outstanding capital stock of Tulsa shall have executed and delivered to the Acquiror and Weatherford a Tulsa Shareholder Agreement, and each of the holders of the Term C Note shall have executed and delivered to the Acquiror and Weatherford a Term C Noteholder Agreement.

                                   ARTICLE VII
                        TULSA'S AND HOLDINGS' CONDITIONS

         The obligation of Tulsa and Holdings to transfer the Interests as contemplated hereby is, at the option of Tulsa and Holdings, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Tulsa and Holdings in writing; provided, however, Tulsa's and Holdings' election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein and such action shall not prejudice the rights of Tulsa or Holdings to recover damages for any breach.

         7.1 Representations, Warranties and Covenants. The representations and warranties of each of the Acquiror and Weatherford contained in this Agreement that are qualified as to materiality or that make reference to a material adverse effect shall be true, correct and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date, and each of the representations and warranties of the Acquiror and Weatherford contained in this Agreement that are not so qualified as to materiality or as to material adverse effect shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of each of the Acquiror and Weatherford to be performed or complied with by it on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all material respects; and each of the Acquiror and Weatherford shall have delivered to Tulsa and Holdings a certificate signed by one of its duly authorized officers, dated the Closing Date, regarding the matters set forth in this Section 7.1.

         7.2 Payment of Consideration. The Acquiror shall cause the Weatherford Shares and the Term C Shares to be issued as contemplated hereby.

         7.3 No Litigation. No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there be any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced by any Person (other than Tulsa, Holdings or any of the Shareholders or any of their respective Affiliates) seeking to prevent the transfer or acquisition of the Interests or asserting that the transfer or acquisition of all or a portion of the Interests would be unlawful.

         7.4 Legal Opinion. Tulsa and Holdings shall have been furnished an opinion of counsel to the Acquiror and Weatherford (containing customary qualifications, assumptions and exceptions), that (i) this Agreement and the transactions contemplated hereby have been authorized by all necessary action on the part of the Acquiror and Weatherford, (ii) this Agreement constitutes a legal, valid and binding obligation of the Acquiror and Weatherford and is enforceable against the Acquiror and Weatherford in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies and (iii) that the Weatherford Shares and the Term C Shares will be validly issued, fully paid and non-assessable upon consummation of the transactions contemplated by this Agreement.

         7.5 Resolutions. The Acquiror and Weatherford shall have delivered to Tulsa and Holdings certified copies of resolutions of the general partner and board of directors of the Acquiror and Weatherford, respectively, approving this Agreement and the transactions contemplated hereby.

         7.6 Consents of Third Persons. All consents from third Persons necessary for the consummation of the transactions contemplated by this Agreement, including all required approvals of the equityholders of Tulsa and Holdings, shall have been obtained on terms reasonably satisfactory to Tulsa and Holdings and, if applicable, a copy of such consent shall have been delivered to Tulsa and Holdings, including the consent of Fleet National Bank on the terms set forth in Section 6.8(b) of the Disclosure Schedule.

         7.7 Repayment of Indebtedness. Weatherford shall have repaid or caused the Company to repay the Repayment Debt in accordance with Section 1.5 hereof.

         7.8 Stock Exchange Approval. The New York Stock Exchange shall have approved the listing of the Weatherford Shares and the Term C Shares.

         7.9 Tulsa Shareholder and Term C Noteholder Agreements. Shareholders owning at least 90% of the outstanding capital stock of Tulsa shall have executed and delivered to the Acquiror and Weatherford a Tulsa Shareholder Agreement, and each of the holders of the Term C Note shall have executed and delivered to the Acquiror and Weatherford a Term C Noteholder Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 Indemnification by Tulsa and Holdings. Except as otherwise limited by this Article 8 and Article 9 hereof, Tulsa and Holdings jointly and severally agree to indemnify, defend and hold the Acquiror, Weatherford, each of their respective Affiliates and each of their respective officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns, harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Acquiror Losses"), arising out of or resulting from or relating to:

                  (a) any misrepresentation, breach of representation or warranty or breach of any covenant or agreement made or undertaken by Tulsa and/or Holdings in this Agreement or any misrepresentation or omission from any other agreement, certificate or exhibit delivered to the Acquiror and/or Weatherford pursuant to this Agreement, including the Disclosure Schedule;

                  (b) the ownership, management or use of the Company's assets or the conduct of the business of the Company prior to the Closing Date (other than amounts accrued for on the Company's Financial Statements as of February 28, 2001 or incurred since such date as an obligation in the ordinary course of business);

                  (c) any Debt Obligations, including the Term B Note, in excess of the Repayment Debt (excluding the Capital Leases, which shall remain the obligation of the Company);

                  (d) the failure to pay amounts payable by Specialty and/or Holdings pursuant to Section 5.15 hereof; or

                  (e) the several liability of the Company pursuant to Treas. Reg. Section 1.1502-6 or any analogous state, local, or foreign law or regulation by reason of its having been a member of any consolidated group on or prior to the Closing Date.

         For purposes of determining the Acquiror's and Weatherford's right to indemnification for a misrepresentation or breach of warranty made by the Tulsa and/or Holdings in this Agreement, all such representations and warranties that have been made subject to a materiality qualification shall be deemed to have been made without that qualification, and the inclusion of statements in the Disclosure Schedule shall neither be deemed exceptions to the representations of Tulsa and Holdings nor preclude the Acquiror or Weatherford from seeking or obtaining, or prejudice such Persons' rights to seek or obtain, indemnification from Tulsa and Holdings for Acquiror Losses or recovery for Damages in respect of the matters to which such statements relate.

         8.2 Indemnification by the Acquiror and Weatherford. Except as otherwise limited by this Article 8 and Article 9 hereof, the Acquiror and Weatherford jointly and severally agree to indemnify, defend and hold Tulsa and Holdings, each of their respective Affiliates and each of their respective officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Seller Losses"), arising out of or resulting from or relating to:

                  (a) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Acquiror and/or Weatherford in this Agreement or any misrepresentation in or omission from any other agreement, certificate or exhibit delivered to Tulsa and/or Holdings pursuant to this Agreement; or

                  (b) the Repayment Debt.

         8.3 Procedure. All claims for indemnification under this Article 8 shall be asserted and resolved as follows:

                  (a) An Indemnitee shall promptly give the Indemnitor notice of any matter that an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

                  (b) The obligations and liabilities of an Indemnitor under this Article 8 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article 8 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to the Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee.

         8.4 Payment. Payment of any amounts due pursuant to this Article 8 shall be made within ten Business Days after notice is sent by the Indemnitee. To the extent there exist any Escrowed Shares, subject to the provisions of
Section 1.4 hereof, payment for any Acquiror Losses shall first be made by the retainment by Acquiror or Weatherford of Escrowed Shares (based on the Average Closing Price).

         8.5 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification for Acquiror Losses or Seller Losses pursuant to this Article 8 and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may (subject to Section 12.12) utilize any available remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity or any party's rights to recover Damages from another party, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee and each party.

         8.6 Express Negligence. WITH RESPECT TO ANY MISREPRESENTATION IN OR OMISSION FROM THIS AGREEMENT OR ANY CERTIFICATE OR EXHIBIT DELIVERED TO THE ACQUIROR AND/OR WEATHERFORD ON THE ONE HAND, OR TULSA AND/OR HOLDINGS ON THE OTHER HAND, BY THE OTHER PARTY, PURSUANT TO THIS AGREEMENT AND THE DUE DILIGENCE PERFORMED IN CONNECTION THEREWITH, INCLUDING THE DISCLOSURE SCHEDULE, THE INDEMNITIES SET FORTH IN THIS ARTICLE 8 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

         8.7 Indemnification Limitations.

                  (a) Tulsa and Holdings shall be liable under Section 8.1(a) in respect of a misrepresentation or breach of warranty or Section 8.1(b) only if, and then only to the extent that, the aggregate amount of any Acquiror Losses for which the Acquiror or Weatherford is entitled to indemnification pursuant to such section exceeds $200,000; provided, however, the liability of Tulsa and Holdings under Section 8.1(a) shall not be so limited if such Acquiror Losses arise from a breach of any of the representations set forth in Sections 2.1, 2.2(a) or 2.12 (the "excepted representations"); and provided, further that the liability of Tulsa and Holdings under Sections 8.1(d) and 8.1(e) shall not be so limited.

                  (b) The aggregate liability of Tulsa and Holdings under
Section 8.1(a) for Acquiror Losses in respect of a misrepresentation or breach of warranty (except for the excepted representations), under Section 8.1(b) and under Section 8.1(d) shall not exceed $5,000,000.

                  (c) The aggregate liability of Tulsa and Holdings under
Section 8.1(c) shall not exceed the value of the Weatherford Shares (based on the Average Closing Price), and no thresholds shall apply thereto.

                  (d) The aggregate liability of Tulsa and Holdings under
Section 8.1(a) with respect to breaches of covenants or agreements or excepted representations and under Section 8.1(e) shall not exceed $25.5 million, and no thresholds shall apply thereto.

                                   ARTICLE IX
                 NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         All statements of fact contained in any certificate, instrument, exhibit or Disclosure Schedule delivered by or on behalf of Tulsa and/or Holdings pursuant to this Agreement shall be deemed representations and warranties of Tulsa and Holdings. The several representations and warranties of the parties to this Agreement shall survive the Closing Date for a period of two years from the Closing Date (except that the representations and warranties set forth in Sections 2.1, 2.2 and 3.1 shall survive the Closing Date without limitation and Section 2.12 shall survive for the applicable statute of limitations) (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article 8 hereof may be made thereon) if a written notice asserting the claim shall have been given within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. The agreements and covenants set forth herein shall survive without limitation. All representations, warranties, covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of either of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination. The obligation of the parties to close the transactions contemplated by this Agreement may be terminated by:

                  (a) mutual agreement between the Acquiror and Weatherford on the one hand, and Tulsa and Holdings on the other hand;

                  (b) the Acquiror or Weatherford, if a material default shall be made by Tulsa or Holdings in the observance or in the due and timely performance by Tulsa or Holdings of any agreements and covenants of such Person herein contained, or if there shall have been a breach by any such Person of any of the warranties and representations of Tulsa or Holdings contained, and such default or breach has not been cured within 20 days after written notice thereof or has not been waived;

                  (c) Tulsa or Holdings, if a material default shall be made by the Acquiror or Weatherford in the observance or in the due and timely performance by the Acquiror or Weatherford of any agreements and covenants of such Person herein contained, or if there shall have been a breach by such Person of any of the warranties and representations of the Acquiror or Weatherford herein contained, and such default or breach has not been cured within 20 days after written notice thereof or has not been waived; or

                  (d) the Acquiror, Weatherford, Tulsa or Holdings (provided the terminating party has not materially breached any of its agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before June 15, 2001.

         10.2 Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 10.1, then this Agreement shall forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of Tulsa, Holdings, the Acquiror or Weatherford except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder. The termination of this Agreement shall not relieve any party of its obligations under Section 5.1(b) and this Section 10.2.

         10.3 Notice of Termination. The parties hereto may exercise their respective rights of termination under this Article 10 only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.

                                   ARTICLE XI
                          DEFINITIONS OF CERTAIN TERMS

         In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all Exhibits hereto and the Disclosure Schedule:

         11.1 "Acquiror" shall mean WEUS Holding, Inc., a Delaware corporation, or one or more of its designees.

         11.2 "Acquiror Losses" shall have the meaning given such term in
Section 8.1 hereof.

         11.3 "Affiliate" shall mean, with respect to any specified Person, any officer, director, Shareholders or any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person.

         11.4 "Agreement" shall mean this Acquisition Agreement among Tulsa, Holdings, the Acquiror and Weatherford, as amended from time to time by the parties hereto, including the exhibits hereto and the Disclosure Schedule.

         11.5 "Average Closing Price" shall have the meaning given such term in
Section 11.58 hereof.

         11.6 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

         11.7 "Capital Leases" shall mean (i) the equipment lease entered into on July 8, 1996, by the Company and National Machine Tool Financial Corporation, who subsequently assigned its rights under such lease to NBD Equipment Finance, Inc., for the lease of the New FEMCO VMC-1400 Vertical Machining Center with Fanuc OM-C Control and (ii) the equipment lease entered into on August 3, 2000, by the Company and National Machine Tool Finance Corporation, who subsequently assigned its rights to Old Kent Leasing Services, for the lease of Used 1994 Hitachi Seiki CNC Turning Center 20 SII.

         11.8 "Certificate of Formation" shall mean the Certificate of Formation of the Company filed with the Delaware Secretary of State on October 28, 1999.

         11.9 "Closing" shall mean the transfer by Tulsa and Holdings to the Acquiror of the Interests and the transfer by the Acquiror to Tulsa and Holdings of the consideration set forth herein.

         11.10 "Closing Date" shall have the meaning given such term in Section
1.2 hereof.

         11.11 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         11.12 "Common Stock" shall mean the common stock, par value $1.00 per share, of Weatherford.

         11.13 "Company Benefit Plan" shall mean (1) any employee welfare benefit plan or employee pension benefit plan as defined in sections 3(1) and 3(2) of ERISA, including, but not limited to, a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (2) any other material employee benefit agreement or arrangement that is not an ERISA plan, including without limitation, any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan, golden parachute agreement, severance pay plan, dependent care plan, cafeteria plan, employee assistance program, scholarship program, employment contract, retention incentive agreement, noncompetition agreement, consulting agreement, confidentiality agreement, vacation policy, or other similar plan or agreement or arrangement that has been contributed to or administered, sponsored, maintained or adopted by the Company or any ERISA Affiliate at any time during the six years preceding the date hereof, or has been approved by the Company or any ERISA Affiliate before such date but is not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of the Company or any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate may have any liability.

         11.14 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, consequential and punitive damages (but only to the extent that the party seeking recovery of Damages under this Agreement or an agreement delivered in connection herewith is required to pay such consequential or punitive damages to a third party), settlements, fines, costs of remediation, diminutions in value, consequential damages, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals)).

         11.15 "Debt Obligations" shall mean, with respect to the Company, any contract, agreement, indenture, note or other instrument relating to the borrowing of money by the Company, any capitalized lease obligation of the Company, any obligation properly classified as indebtedness or debt of the Company under GAAP or any guarantee or other contingent liability of the Company in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business) and shall specifically include any loans or advances from Tulsa, Holdings, any of the Shareholders or their respective Affiliates to the Company and shall also include any fees, costs or expenses incurred in connection with the repayment, termination or acceleration thereof.

         11.16 "Disclosure Schedule" shall mean the disclosure schedule of even date delivered to the Acquiror by Tulsa and Holdings.

         11.17 "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

         11.18 "Environmental Laws" shall mean all applicable national, federal, state, provincial, municipal or local laws, rules, regulations, statutes, ordinances or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (c) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful and (d) the protection of human health.

         11.19 "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to the Company under any Environmental Law.

         11.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         11.21 "ERISA Affiliate" shall mean any entity that is treated as a single employer together with the Company under section 414 of the Code or
Section 4001 of ERISA.

         11.22 "Financial Statements" shall have the meaning given such term in
Section 2.6 hereof.

         11.23 "Fleet Agreement" shall mean that certain Loan and Security Agreement, dated December 19, 1997 (the "Original Loan Agreement"), by and among Fleet Capital Corporation, a Rhode Island corporation ("Lender") Mathey-Leland Manufacturing Co., an Oklahoma corporation ("Mathey-Leland"), Cooper Manufacturing Co., f/k/a Tulsa Cooper, Inc., an Oklahoma corporation ("Cooper"), Holdings, the Company, which is the successor in interest by merger to Specialty Machine & Supply, Inc., a Louisiana corporation, and Quality Machine & Supply, Inc., a Louisiana corporation (Mathey-Leland, Cooper, Holdings, and the Company are collectively, and jointly and severally, the "Borrowers"), and Tulsa, as amended by that certain First Amendment to Loan and Security Agreement, dated February 27, 1998, as amended by that certain Second Amendment to Loan and Security Agreement, dated September 28, 1998, as amended by that certain Forbearance Agreement and Amendment to Loan Agreement dated as of March 3, 1999, as amended by that certain Fourth Amendment to Loan and Security Agreement dated November 1, 1999 and as amended by that certain Consent, Waiver and Fifth Amendment to Loan and Security Agreement dated as of June 26, 2000.

         11.24 "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

         11.25 "Governmental Entity" shall mean any national, state or local government or any subdivision thereof or any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         11.26 "Hazardous Materials" shall mean (a) any substance or material that is listed, defined or otherwise designated as a hazardous substance under any Environmental Law, (b) any petroleum or petroleum products, (c) radioactive materials, urea formaldehyde, asbestos and PCBs, and (d) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

         11.27 "Indemnitee" shall mean the Person or Persons indemnified, or entitled or claiming to be entitled to be indemnified, pursuant to the provisions of Section 8.1 or Section 8.2 hereof, as the case may be.

         11.28 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Section 8.1 or Section 8.2 hereof, as the case may be.

         11.29 "Intellectual Property" shall have the meaning given such term in
Section 2.4(c).

         11.30 "Intercompany Obligation" shall mean any obligation, fixed or contingent, of the Company to any officer, director, shareholder or Affiliate of the Company or of any such officer, director, shareholder or Affiliate to the Company, including without limitation any Debt Obligation owed to or with any such Person.

         11.31 "Interests" shall mean all of the outstanding limited liability company interests or other equity interests of the Company.

         11.32 "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever (including, without limitation, lessor ownership rights).

         11.33 "Limited Liability Company Agreement" shall mean the Limited Liability Company Agreement of the Company dated October 28, 1999.

         11.34 "Losses" shall mean Seller Losses or Acquiror Losses, as the case may be.

         11.35 "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

         11.36 "Proprietary Information" shall mean collectively (a) Proprietary Rights and (b) any and all other information and material proprietary to the Company, owned, possessed or used by the Company, whether or not such information is embodied in writing or other physical form, and which is not generally known to the public, that (i) relates to financial information regarding the Company, including, without limitation, (A) business plans and (B) sales, financing, pricing and marketing procedures or methods of the Company or
(ii) relates to specific business matters concerning the Company, including, without limitation, the identity of or other information regarding sales personnel or customers of the Company.

         11.37 "Proprietary Rights" shall mean all rights to the name "Specialty Machine & Supply" and all patents, inventions, shop rights, know how, trade secrets, designs, drawings, art work, plans, prints, manuals, computer files, computer software, hard copy files, catalogs, specifications, confidentiality agreements, confidential information and other proprietary technology and similar information; all registered and unregistered trademarks, service marks, logos, names, trade names and all other trademark rights; all registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing, that are used in the conduct of the business of the Company.

         11.38 "Repayment Debt" means principal, interest, fees and expenses payable with respect to indebtedness under the Revolving Note, the Term A Note and the Term C Note, including all costs and expenses incurred in connection with the repayment, termination or acceleration of any of the foregoing.

         11.39 "Revolving Note" shall mean the Secured Promissory Note by Borrowers under the revolving credit facility created pursuant to the Fleet Agreement in the aggregate principal amount of $6,000,000, under which, for purposes of calculating the Weatherford Shares, the aggregate amount of indebtedness outstanding will be determined as of the Closing Date.

         11.40 "SEC Documents" shall mean Weatherford's (a) Annual Report on Form 10-K for the year ended December 31, 2000, as amended, (b) Current Reports on Form 8-K filed January 30, 2001, February 27, 2001, April 11, 2001 (8-K/A) and April 25, 2001 and (c) Proxy Statement for 2001 Annual Meeting of Stockholders.

         11.41 "Securities Act" shall mean the Securities Act of 1933, as amended.

         11.42 "Seller Losses" shall have the meaning given such term in Section
8.2 hereof.

         11.43 "Service" shall mean the Internal Revenue Service.

         11.44 "Shareholder Representative" shall mean the Person appointed by Tulsa or Holdings upon their respective dissolutions.

         11.45 "Shareholders" shall mean, collectively, the owners of the outstanding common stock and the owners of the outstanding preferred stock of Tulsa.

         11.46 "Subsidiary" shall mean, as to a Person, any corporation, partnership, joint venture, association or other entity or organization in which such Person owns (directly or indirectly) any equity or other similar ownership interest.

         11.47 "Taxes" shall mean all United States, federal, state, provincial, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts or charges of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" shall mean any one of the foregoing Taxes.

         11.48 "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes.

         11.49 "Term A Note" shall mean the Amended and Restated Secured Promissory Note by Borrowers dated November 1, 1999, in the aggregate principal amount of $9,943,000.00.

         11.50 "Term B Note" shall mean Amended and Restated Secured Promissory Note by Borrowers dated November 1, 1999, in the aggregate principal amount of $7, 500,000.

         11.51 "Term C Note" shall mean the Secured Promissory Note by Borrowers dated November 1, 1999, in the aggregate principal amount of $1,633,614.05 under which, pursuant to the Junior Participation Agreement, as amended by the First Amendment to Junior Participation Agreement, effective as of November 1, 1999, among the Lender and the Term C Noteholders, the Term C Noteholders purchased interests in the collections of amounts owed as reflected in Section 2.16 of the Disclosure Schedule.

         11.52 "Term C Noteholder" shall mean each holder of the Term C Note.

         11.53 "Term C Noteholder Agreements" shall mean, collectively, the agreements in the form of Exhibit B hereto to be entered into among, and to be delivered at Closing to, Weatherford, the Acquiror, the Company and each Term C Noteholder.

         11.54 "Term C Shares" shall have the meaning given such term in Section
1.5 hereof.

         11.55 "Third Party Claims" shall have the meaning given such term in
Section 8.3(b) hereof.

         11.56 "Tulsa Shareholder Agreements" shall mean, collectively, the agreements to be executed by each of the Shareholders in the form of Exhibit A hereto and delivered to the Acquiror and Weatherford at the Closing.

         11.57 "Waste Materials" shall mean any toxic or hazardous materials or substances or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity under any Environmental Law. "Waste Materials" does not include useful products that are stored or maintained in authorized containers.

         11.58 "Weatherford Shares" shall mean the number of shares of Common Stock determined by dividing (a) the difference between $25.5 million and the Debt Obligations (excluding the Term B Note and the Capital Leases (it being understood that the aggregate amount payable under such Capital Leases shall not exceed $50,000)) as of the Closing Date by (b) the average of the closing sales price per share of the Common Stock during normal trading hours for the ten consecutive trading days ending on the second trading day immediately preceding the Closing Date, as reported on the New York Stock Exchange (the "Average Closing Price").

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Expenses. Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including, without limitation, the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement.

         12.2 Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

         If to Tulsa or Holdings, to:

                   Tulsa Industries, Inc.
                   719 Sawdust Road, Suite 209
                   The Woodlands, Texas 77380
                   Attention: President
                   Facsimile: (281) 364-7792
                   Confirm: (281) 364-1806

         Copies to:

                  Porter & Hedges, L.L.P.
                  700 Louisiana, 35th Floor
                  Houston, Texas  77002
                  Attention: Richard L. Wynne
                  Facsimile: (713) 226-0227
                  Confirm: (713) 226-0247

         If to the Acquiror, to:

                  WEUS Holding, Inc.
                  c/o Weatherford International, Inc.
                  515 Post Oak Blvd., Suite 600
                  Houston, Texas 77027
                  Attention:  General Counsel
                  Facsimile: (713) 693-4484
                  Confirm: (713) 693-4000

         Copies to:

                  Andrews & Kurth L.L.P.
                  600 Travis, Suite 4200
                  Houston, Texas  77002
                  Attention: Andrew P. Becnel
                  Facsimile:  (713) 220-4285
                  Confirm: (713) 220-4200

or to such other address or facsimile number and to the attention of such other Person as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing; provided, however, that any notice mailed by overnight courier, including Federal Express, shall be deemed to have been given and received on the first Business Day following the day of mailing.

         12.3 Specific Performance. It is specifically understood and agreed that any breach by Tulsa or Holdings of Sections 5.1 through 5.9 of this Agreement, or either such parties refusal to close upon satisfaction or waiver of all conditions to its obligation to close is likely to result in irreparable harm to the Acquiror and Weatherford and that an action at law for damages alone will be an inadequate remedy for such breach. Accordingly, in addition to any other remedy that may be available to it, in the event of breach or threatened breach by Tulsa or Holdings of any of such provisions of this Agreement or any such refusal to close, the Acquiror and Weatherford shall be entitled to enforce the specific performance of this Agreement by Tulsa and Holdings and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of providing actual damages, and such other relief as the court may allow. In the event that the Acquiror or Weatherford refuses to close upon satisfaction or waiver of all conditions to its obligation to close, Tulsa and Holdings shall be entitled to enforce the specific performance of this Agreement by the Acquiror and Weatherford and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of providing actual damages, and such other relief as the court may allow.

         12.4 Assignment and Successors. Except as specifically contemplated by this Agreement, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party; provided, however, the Acquiror may assign its rights and obligations in this Agreement to an Affiliate of the Acquiror without the consent of any other party after the Closing. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

         12.5 Entire Agreement. This Agreement, the Exhibits hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersede all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

         12.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to choice of law principles.

         12.7 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         12.8 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.9 No Third Party Beneficiaries. Any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein, including those set forth in the Tulsa Shareholder Agreements and the Term C Noteholder Agreements.

         12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.11 Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

         12.12 Arbitration. Except as set forth in Section 12.3, in the event there shall exist any dispute or controversy with respect to this Agreement or any matter relating hereto or the transactions contemplated hereby, including, but not limited to Article 8, the parties hereto agree to seek to resolve such dispute or controversy by mutual agreement. If the parties hereto are unable to resolve such dispute or controversy by agreement within 60 days following notice by any party hereto of the nature of such dispute or controversy setting forth in reasonable detail the circumstances and basis of such dispute or controversy, the parties agree that such dispute or controversy be resolved by binding arbitration pursuant to the provisions of this Section 12.12 and in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, which notice shall name one arbitrator. Within 10 days after the receipt of such notice, the other party shall provide written notice to the electing party naming a second arbitrator. The two arbitrators so appointed shall name a third arbitrator, or failing to do so, a third arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association. All arbitration proceedings shall be held in Houston, Texas. Each arbitrator selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute and shall be independent and not affiliated with any of the parties hereto. The arbitrators shall resolve all disputes in controversy in accordance with the Texas substantive law. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding. The arbitrators appointed pursuant to this Section 12.12 shall promptly hear and determine (after due notice and hearing and giving the parties reasonable opportunity to be heard) the questions submitted, and shall render their decision within 60 days after appointment of the third arbitrator or as soon as practical thereafter. If within such period a decision is not rendered by the board or a majority thereof, new arbitrators may be named and shall act hereunder at the election of either party in like manner as if none had previously been named. The decision of the arbitrators, or a majority thereof, made in writing, shall absent manifest error be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision.

         12.13 Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                  TULSA:

                                  TULSA INDUSTRIES, INC.


                                   By: /s/ R.B. Hale
                                       -----------------------------------------
                                   Name: Randall B. Hale
                                   Title: Authorized Officer


                                   HOLDINGS:

                                   SPECIALTY HOLDINGS, INC.


                                   By: /s/ R.B. Hale
                                       -----------------------------------------
                                   Name: Randall B. Hale
                                   Title: Authorized Officer


                                   ACQUIROR:

                                   WEUS HOLDING, INC.


                                   By: /s/ Burt M. Martin
                                       -----------------------------------------
                                   Name:
                                   Title:


                                   WEATHERFORD:

                                   WEATHERFORD INTERNATIONAL, INC.


                                   By: /s/ Burt M. Martin
                                       -----------------------------------------
                                   Name:
                                   Title: